UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LEGENDS FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Legends Financial Holdings, Inc.

310 North First Street

Clarksville, Tennessee  37040

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Legends Financial Holdings, Inc. to be held at 10:00 a.m. Central Daylight Savings Time, on •, 2006, at Legends Bank, 310 North First Street, Clarksville, Tennessee 37040.

At this important meeting, you will be asked to vote on the following matters:

1.             Amendments to our Charter. To amend our charter to provide for the authorization of two new classes of common stock, Class A common stock and Class B common stock.

2.             Reclassification of Common Stock. To reclassify certain of our shares of existing common stock into the Class A common stock and Class B common stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

3.             Election of Directors. To elect four members of Class I of the board of directors to serve three-year terms until the annual meeting of shareholders in 2009 or until their successors have been duly elected and qualified.

4.             Ratification of Auditors. To ratify the appointment of Maggart & Associates, P.C. as our independent accountants and auditors for fiscal year 2006.

5.             Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

In connection with the proposals to amend our charter and to reclassify our common stock, shares of our existing common stock held by shareholders who own between 500 and 1499 shares will be reclassified into shares of Class A common stock. Shares of our existing common stock held by shareholders who own less than 500 shares will be reclassified into shares of Class B common stock. The reclassification will be made on the basis of one share of Class A or Class B common stock for each share of common stock held. The purpose of amending our charter and reclassifying our common stock is to discontinue the registration of our common stock under the Securities Exchange Act and to no longer be a “public” company.

If approved at the annual meeting, the transaction will affect you as follows:

If, on record date, you are a shareholder with:	Effect:

1500 or more shares of common stock:	you will continue to hold the same number of shares of common stock between 500 and 1499 shares of common stock:

you will no longer hold shares of common stock, but rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction

If, on record date, you are a shareholder with:	Effect:

less than 500 shares of common stock

you will no longer hold shares of common stock, but rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction

The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws and will no longer be considered a “public” company. This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act of 1934.

We are proposing the amendments to our charter because our board of directors has concluded, after careful consideration, that the costs and other disadvantages associated with being a reporting company with the Securities and Exchange Commission (SEC) outweigh any of the advantages. Our reasons for reaching this conclusion are based on:

•                  the administrative burden and expense of making our periodic filings with the SEC;

•                  the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

•                  the fact that management will have increased flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which actions may produce long-term benefits and growth;

•                  the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•                  the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or other transaction;

•                  the estimated expense of a going private transaction; and

•                  the fact that the reclassification transaction allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A or Class B common stock to retain an equity interest in Legends Financial at the same value per share as holders of common stock in the event of any sale of Legends Financial.

Except for the effects described in the accompanying proxy statement, we do not expect the reclassification transaction to adversely affect our operations.

In the event the proposals to amend our charter and to reclassify our common stock are adopted and your shares are exchanged for Class A or Class B common stock:

•                  you will receive no consideration for your shares of common stock when they are reclassified into shares of Class A common stock or Class B common stock;

•                  you will hold shares even less liquid than the shares you currently hold since there is no existing market for the Class A common stock and Class B common stock;

•                  you will receive a security with limited or no voting rights; and

•                  all of our shareholders will lose the benefits of holding securities registered under Section 12 of Securities Exchange Act of 1934.

Dissenters’ rights are available to you under Tennessee law if you will be receiving shares of Class A common stock or Class B common stock in the reclassification transaction. In order to exercise your dissenter’s rights and receive the fair value of your shares of common stock in cash:

•                  You must not vote in favor of the proposals to amend our charter or to reclassify our common stock;

•                  Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if proposals to amend our charter and to reclassify our common stock are approved; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Lee Pedigo, our corporate secretary, at 310 North First Street, Clarksville, Tennessee  37040;

•                  If you satisfy the requirements listed above, within ten (10) days after the approval by our shareholders of the charter amendments and the reclassification transaction, we will send you a dissenter’s notice, which will include directions about where to send a payment demand, where and when the certificates for your shares must be deposited, and will include a form for demanding payment; the dissenter’s notice we send to you will also set a date by which we must receive your payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date we deliver the dissenter’s notice to you;

•                  You must execute and return the payment demand form to us, and deposit your share certificates in accordance with the terms of the dissenter’s notice before the date specified in the dissenter’s notice;

•                  As soon as the charter amendments and reclassification transaction are effectuated, or upon receipt of your payment demand, whichever is later, we will pay you, if you have complied with the above requirements, the amount we estimate to be the fair value of your shares, plus accrued interest;

•                  You may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and either (1) demand payment of your estimate (less any payment previously made by us) or (2) reject our offer under Section 48-23-208 of the Tennessee Business Corporations Act and demand payment of the fair value of your shares and interest due, so long as the following conditions are met: (i) you believe that the amount we paid or offered is less than the fair value of your shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the charter amendments and reclassification transaction, do not return the deposited share certificates within two (2) months after the date set for demanding payment. In order to demand payment, you must notify us of your demand in writing within one (1) month after we made or offered payment for your shares;

•                  If you make a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the two-month period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by us.

You must strictly comply with the above requirements in order to exercise your dissenter’s rights. Please read “- Dissenters’ Rights” beginning on page 34 of the proxy statement in its entirety for complete disclosure on your dissenters’ rights. We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters rights. We plan to determine “fair value” by using the average of two values, one using a multiple of earnings and one using a book value. We may also take into consideration the last known trade price for our common stock. Our board may also choose to rely on independent third parties to determine the “fair value” of our shares.

Our board of directors believes the terms of the reclassification transaction are fair and are in the best interest of our shareholders, and unanimously recommends that you vote “FOR” the proposals to amend our charter. Our board of directors also unanimously recommends that you vote “FOR” the election of nominees for directors and “FOR” the ratification of our accountants for fiscal year 2006. We encourage you to read carefully the proxy statement and attached appendices.

Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of Legends Financial

Sincerely,

/s/ Lee Pedigo
Lee Pedigo, Secretary

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our charter or the reclassification transaction, passed upon the merits or fairness of the amendments to our charter or the reclassification transaction or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated •, 2006, and is being mailed to shareholders on or about •, 2006.

Legends Financial Holdings, Inc.

310 North First Street

Clarksville, Tennessee  37040

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON •, 2006

Notice is hereby given that the Annual Meeting of Shareholders of Legends Financial Holdings, Inc. will be held at 10:00 a.m. Central Daylight Savings Time on •, 2006, at Legends Bank, 310 North First Street, Clarksville, Tennessee 37040, for the following purposes:

1.             Amendments to our Charter. To amend our charter to provide for the authorization of two new classes of common stock, Class A common stock and Class B common stock.

2.             Reclassification of Common Stock. To reclassify certain of our shares of existing common stock into Class A common stock and Class B common stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

3.             Election of Directors. To elect four members of Class I of the board of directors to serve three-year terms until the annual meeting of shareholders in 2009 or until their successors have been duly elected and qualified.

4.             Ratification of Auditors. To ratify the appointment of Maggart & Associates, P.C. as our independent accountants and auditors for fiscal year 2006.

5.             Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Shareholders of record at the close of business on •, 2006 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting of Shareholders. We will not use discretionary authority granted by proxies voting against matters #1 or #2 to adjourn the meeting in order to solicit additional votes and only those proxies (i) voting in favor of matters #1 and #2, (ii) abstaining from the vote and (iii) which are unmarked will be voted for adjournment or postponement.

Dissenters’ rights are available to you under Tennessee law if you will be receiving shares of Class A or Class B common stock in the reclassification transaction. Please see the section entitled “- Dissenters’ Rights” beginning on page 35 of the accompanying proxy statement for a discussion of the availability of dissenters’ rights and the procedures required to be followed to assert dissenters’ rights in connection with the reclassification.

By order of the board of directors

/s/ Lee Pedigo
Lee Pedigo, Secretary

YOUR VOTE IS IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF THE RECLASSIFICATION TRANSACTION
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSALS 1 AND 2. AMENDMENTS TO OUR CHARTER AND RECLASSIFICATION TRANSACTION
SPECIAL FACTORS
Overview of the Reclassification Transaction
Background of the Reclassification Transaction
Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation
Our Position as to the Fairness of the Reclassification Transaction
Purpose and Structure of the Reclassification Transaction
Effects of the Reclassification Transaction on Legends Financial
Effects of the Reclassification Transaction on Shareholders of Legends Financial
Plans or Proposals
Record and Beneficial Ownership of Common Stock
Interests of Certain Persons in the Reclassification Transaction
Financing of the Reclassification Transaction
Material Federal Income Tax Consequences of the Reclassification Transaction
Dissenters’ Rights
Regulatory Requirements
Accounting Treatment
Fees and Expenses
DESCRIPTION OF CAPITAL STOCK
Common stock
Class A and Class B Common Stock
Class A and Class B Common Stock to be Issued in Reclassification Transaction
Transactions Involving Our Securities.
PROPOSAL 3. ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
INFORMATION ABOUT THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS LEGENDS FINANCIAL’S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 2006.
AUDIT COMMITTEE REPORT
SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
MARKET PRICE OF LEGENDS FINANCIAL HOLDINGS, INC. COMMON STOCK AND DIVIDEND INFORMATION
Market for Common Stock
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

i

Reports, Opinions, Appraisals and Negotiations
Forward Looking Statements
Where You Can Find More Information
Information Incorporated by Reference
APPENDIX A - ARTICLES OF AMENDMENT TO THE CHARTER OF LEGENDS FINANCIAL HOLDINGS, INC.
APPENDIX B - TENNESSEE DISSENTERS’ RIGHTS STATUTES

ii

LEGENDS FINANCIAL HOLDINGS, INC.

310 NORTH FIRST STREET

CLARKSVILLE, TENNESSEE  37040

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

Your vote is very important. For this reason, the board of directors is requesting that if you are not able to attend the annual meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card. This proxy statement, the form of proxy and our annual report will be mailed to all of our shareholders on or about •, 2006. Our annual report is not a part of this proxy statement.

Legends Financial Holdings, Inc. (“Legends Financial”) is a bank holding company for Legends Bank headquartered in Clarksville, Tennessee. We have tried to make this proxy statement simple and easy to understand. The Securities and Exchange Commission (SEC) encourages companies to use “plain English” and we will always try to communicate with you clearly and effectively. We will refer to Legends Financial throughout as “we,” “us,” the “company” or “Legends Financial”.

QUESTIONS AND ANSWERS ABOUT AND SUMMARY TERMS OF
THE RECLASSIFICATION TRANSACTION

Q:                                   What is the proposed reclassification transaction?

A:                                   We are proposing that our shareholders approve amendments to our charter which provide for the creation of Class A and Class B common stock, and the reclassification of shares of common stock held by holders of between 500 and 1499 shares of common stock into shares of Class A common stock and holders of less than 500 shares of common stock into shares of Class B common stock on the basis of one share of Class A or Class B common stock for each share of common stock held by such shareholders.

We are proposing that you adopt two separate amendments to our charter, one of which will provide for the authorization of the Class A and Class B common stock and the other of which will provide for the authorization of the reclassification of our existing shares of common stock. Unless both amendments pass, neither amendment will be implemented. Thus, for purposes of this proxy statement, when we refer to the term “reclassification transaction”, we are referring to both the creation of the two new classes of common stock and the reclassification of our common stock since we will not implement one amendment without each of the two amendments being approved.

Q:                                   What is the purpose of the proposed reclassification transaction?

A:                                   The purpose of the reclassification transaction is to allow us to terminate our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to less than 300 and by having under 500 record shareholders of each of our Class A and Class B common stock. This will allow us to terminate our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:                                   What will be the effects of the reclassification transaction?

A:                                   The reclassification transaction is a “going private transaction” for Legends Financial, meaning it will allow us to deregister with the SEC and we will no longer be subject to reporting obligations under federal securities laws. As a result of the reclassification transaction, among other things:

•                  the number of our record shareholders holding shares of common stock will be reduced from approximately 952 to approximately 218;

•                  the number of outstanding shares of our common stock will decrease approximately 27%, from 1,429,619 shares to approximately 1,043,303 shares;

•                  the number of authorized shares of Class A common stock will increase from 0 shares to 1,000,000 shares, of which approximately 328,005 shares will be outstanding and held by approximately 411 shareholders;

•                  the number of authorized shares of Class B common stock will increase from 0 shares to 1,000,000 shares, of which approximately 58,311 shares will be outstanding and held by approximately 323 shareholders;

•                  because of the reduction of our total number of record shareholders of common stock to less than 300 and because the total number of record shareholders of the Class A and Class B common stock will be less than 500 for each class, we will be allowed to terminate our status as a reporting company with the SEC; and

•                  those shareholders receiving shares of Class A or Class B common stock will continue to have an equity interest in Legends Financial and therefore will still be entitled to participate in any future value received as a result of a sale of Legends Financial, if any.

For a further description of how the reclassification transaction will affect you, please see “- Effects of the Reclassification Transaction on Shareholders of Legends Financial” beginning on page 28.

Q:                                   What does it mean for Legends and our shareholders that Legends will no longer be a public company and subject to federal securities laws reporting obligations?

A:                                   We will no longer be required to file annual, quarterly and periodic reports with the SEC, which reports contain important information on the business and financial condition of Legends, so this information will no longer be available to our shareholders. We do, however, intend to send to shareholders semi-annual or quarterly letters. Additionally, the liquidity of the common stock you hold in Legends will be further reduced and the Class A and Class B common stock some shareholders receive will be very illiquid since there will be no public information available about Legends and all of our stock will only be tradable in privately negotiated transactions. We will also no longer be subject to the Sarbanes-Oxley Act, which, among other things, requires our CEO and CFO to certify as to the accuracy of our financial statements and the accuracy of our internal controls over financial reporting. We will, however, continue to be regulated by the Federal Reserve Bank, the FDIC and the Tennessee Department of Financial Institutions.

Q:                                   Why are you proposing the reclassification transaction?

A:                                   Our reasons for the reclassification transaction are based on:

•                  the administrative burden and expense of making our periodic filings with the Securities and Exchange Commission (SEC);

•                  the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

•                  the fact that management will have increased flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which may produce long-term benefits and growth;

•                  the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•                  the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or other transaction;

•                  the estimated expense of a going private transaction; and

•                  the fact that the reclassification transaction allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A or Class B common stock to retain an equity interest in our company at the same value per share as holders of common stock in the event of any sale of our company.

We considered that some of our shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages and costs of continuing our reporting obligations with the SEC outweigh any advantages associated with doing so. See “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 17.

Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction and the terms and provisions of the reclassification transaction are substantively and procedurally fair to our shareholders. Our board of directors unanimously approved the reclassification transaction.

In the course of determining that the reclassification transaction is fair to and is in the best interests of our shareholders, including both shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Class A or Class B common stock, our board considered a number of positive and negative factors affecting these groups of shareholders in making their determination. To review the reasons for the reclassification transaction in greater detail, please see “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 17.

Q:                                   What is the recommendation of our board of directors regarding the proposal?

A:            Our board of directors has determined that the reclassification transaction is advisable and in the best interests of our shareholders. Our board of directors has unanimously approved the reclassification transaction and recommends that you vote “FOR” approval of this matter at the annual meeting.

Q:                                   What will I receive in the reclassification transaction?

A:                                   If you own in record name between 500 and 1499 shares of our common stock on the date of the reclassification, your shares of common stock will automatically be converted into an equal number of shares of Class A common stock. If you own in record name fewer than 500 shares of our common stock on the date of the reclassification, your shares of common stock will automatically be converted into an equal number of shares of Class B common stock. You will be asked to turn in your stock certificate for common stock so that we can send to you a certificate for shares of Class A or Class B common stock. If you own in record name 1500 or more shares of our common stock on the date of the reclassification transaction, you will not receive any shares of Class A or Class B common stock for your shares of common stock in connection with the reclassification transaction and will continue to hold the same number of shares of our common stock as you did before the reclassification transaction.

In the event the proposals to amend our charter and to reclassify our common stock are adopted and you receive shares of Class A or Class B common stock:

•                  you will receive no consideration for your shares of common stock when they are reclassified into shares of Class A common stock or Class B common stock;

•                  you will hold shares even less liquid than the shares you currently hold because there is no existing market for our Class A common stock and Class B common stock;

•                  you will receive a security with limited or no voting rights; and

•                  all of our shareholders will lose the benefits of holding securities registered under Section 12 of Securities Exchange Act of 1934;

Q:                                   What are the terms of the Class A and Class B common stock?

A:                                   The following table sets forth the principal differences between our common stock and the Class A common stock and the Class B common stock:

	Common Stock	Class A Common Stock	Class B Common Stock

Voting Rights	Entitled to vote on all matters for which stockholder approval is required under Tennessee law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law	Only entitled to vote as may be required by law

Dividends	If and when declared by our board of directors	3% premium on any dividends paid on our common stock	5% premium on any dividends paid on our common stock

Liquidation Rights	Entitled to distribution of assets on same basis as holders of Class A and Class B common stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets on same basis as holders of common stock

For a complete description of the terms of the Class A or Class B common stock, please refer to “Class A and Class B Common Stock to be Issued in Reclassification Transaction” beginning on page 38. For the enumeration of the specific voting rights of the Class B common stock “as required by law,” please refer to “—Voting Rights” on page 38.

Q:                                   Why are 1500 and 500 shares the “cutoff” numbers for determining which shareholders will receive Class A or Class B common stock and which shareholders will remain as common stock shareholders of Legends Financial?

A:                                   The purpose of the reclassification transaction is to reduce the number of our record shareholders of our common stock to fewer than 300 and to have under 500 record shareholders of each of our Class A and Class B common stock, which will allow us to de-register as an SEC-reporting company. Our board selected 1500 and 500 shares as the “cutoff’ number in order to enhance the probability that after the reclassification transaction, if approved, we will have fewer than 300 record shareholders of our common stock and have fewer than 500 record shareholders of each of our Class A and Class B common stock.

Q:                                   May I buy additional shares in order to remain a holder of common stock in Legends Financial?

A:                                   Yes. The key date for acquiring additional shares is •, 2006. So long as you are able to acquire a sufficient number of shares so that you are the record owner of 1500 or more shares by •, 2006, you will retain your shares of common stock and will not receive Class A or Class B common stock in the reclassification transaction. Based upon recent trades of $23 per share, it would cost $34,500 to purchase 1,500 shares of our common stock. Due to the illiquidity of and very limited market for our common stock, however, it may be difficult for you to acquire the requisite number of shares of our common stock to avoid reclassification.

Q:                                   What if I hold my shares in “street name”?

A:                                   The reclassification transaction is being effected at the record shareholder level. This means that we will look at the number of shares registered in the name of a single holder to determine if that holder will be receiving shares of Class A or Class B common stock. It is important that you understand how shares that are held by you in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. If you have transferred your shares of our common stock into a brokerage or custodial account you are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.”  If that single nominee is the record shareholder for 1500 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 1500 shares. At the end of this transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did at the start of this transaction, even if the number of shares they own is less than 1500.

If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will be receiving shares of Class A or Class B common stock in the reclassification transaction until it is completed. However, because we think it is likely that any brokerage firm or other nominee will hold more than 1500 shares in any one account, we believe that it is likely that all “street name” holders will continue to remain holders of our common stock.

Q:                                   When is the reclassification transaction expected to be completed?

A:                                   If the proposed reclassification transaction is approved at the annual meeting, we expect to complete such reclassification transaction as soon as practicable following the annual meeting. Although Tennessee laws allows our board to abandon the proposed reclassification transaction after shareholder approval but prior to filing the amendment to our charter with the Tennessee Secretary of State, we have no plans to do so and see no circumstances that would cause the board to abandon the reclassification transaction in the event it is approved by our shareholders.

Q:                                   What if the proposed reclassification transaction is not completed?

A:                                   It is possible that the proposed reclassification transaction will not be completed. The proposed reclassification transaction will not be completed if, for example, the holders of a majority of our outstanding common stock do not vote to adopt the reclassification transaction. If the reclassification transaction is not completed, we will continue our current operations, and we will continue to be subject to the reporting requirements of the SEC.

Q:                                   What will happen if, through negotiated trades, Legends gains additional security holders requiring SEC registration?

A:            We are currently subject to the reporting obligations under Section 13(a) of the Exchange Act, which requires us to file periodic reports with the SEC, because our common stock is registered under Section 12 of the Exchange Act. Such registration is required under Section 12 because we have more than 500 holders of record of our common stock. If the shareholders approve the proposals to amend our charter and to reclassify our common stock, our common stock will be held by less than 300 shareholders of record.

We may then file a Form 15 and terminate the registration of our common stock and the obligation to file Section 13(a) periodic reports arising under Section 12; however, our periodic reporting obligations arising under Section 15(d) of the Exchange Act cannot be terminated, but can only be suspended. Therefore, if the our shareholders of record for the common stock ever rise above 300 as of the last day of any fiscal year, then we will again be responsible for making filings in compliance with Section 15(d). This would require us to file periodic reports going forward and an annual report for the preceding fiscal year. If the holders of record for any class of our securities ever exceeds 500, then we will again become fully regulated under additional disclosure provisions of the Exchange Act as it is now.

Q:                                   If the reclassification transaction is approved, will we continue to have your financial statements audited and will shareholders receive information on our company?

A:                                   Yes and yes. Even if we terminate our registration with the SEC, we will continue to have our financial statements audited and send out periodic information to our shareholders. Periodic information would include shareholder letters, which letters would include information updating our financial performance and any other news affecting Legends, such as new offices, acquisitions, economic updates or new product offerings. We also intend to continue to prepare and distribute annual reports to our shareholders.

Q:                                   Will I have appraisal or dissenter’s rights in connection with the reclassification transaction?

A:                                   Yes. Under Tennessee law, which governs the reclassification transaction, if you hold less than 1500 shares of common stock and thus are scheduled to receive shares of Class A or Class B common stock in the reclassification transaction, you have the right to demand the appraised value of your shares if you do not vote for the proposed reclassification transaction and you comply with all procedural requirements of Tennessee law, the relevant sections of which are attached to this proxy statement as Appendix B. Failure to precisely follow these requirements will result in the loss of your dissenters’ rights.

A vote in favor of the reclassification transaction will constitute a waiver of your dissenter’s rights. Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the annual meeting, will not perfect your dissenter’s rights. Your rights are described in more detail under “ - Dissenters’ Rights” beginning on page 34.

Q:                                   What specific procedures must shareholders follow in order to perfect their dissenters’ rights?

A:                                   In order to exercise your dissenter’s rights and receive the fair value of your shares in cash:

•                  You must not vote in favor of the amendments to our charter or the reclassification of our common stock;

•                  Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if the amendments to our charter and the reclassification transaction are approved; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Lee Pedigo, our corporate secretary, at 310 North First Street, Clarksville, Tennessee  37040;

•                  If you satisfy the requirements listed above, within ten (10) days after the approval by our shareholders of the charter amendments and reclassification transaction, we will send you a dissenter’s notice, which will include directions about where to send a payment demand, where and when the certificates for your shares must be deposited, and will include a form for demanding payment; the dissenter’s notice from us will also set a date by which we must receive your payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date we deliver the dissenter’s notice to you;

•                  You must execute and return the payment demand form to us, and deposit your share certificates in accordance with the terms of the dissenter’s notice before the date specified in the dissenter’s notice;

•                  As soon as the charter amendments and reclassification transaction are effectuated, or upon receipt of your payment demand, whichever is later, we will pay you, if you have complied with the above requirements, the amount we estimate to be the fair value of your shares, plus accrued interest;

•                  You may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and either (1) demand payment of your estimate (less any payment previously made by us) or (2) reject our offer under Section 48-23-208 of the Tennessee Business Corporations Act and demand payment of the fair value of your shares and interest due, so long as the following conditions are met: (i) you believe that the amount we paid or offered is less than the fair value of your shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the charter amendments and reclassification transaction, do not return the deposited share certificates within two (2) months after the date set for demanding payment. In order to demand payment, you must notify us of your demand in writing within one (1) month after we made or offered payment for your shares;

•                  If you make a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest. If we do not commence the proceeding within the two-month period, we must pay you the amount you demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by us.

Q:                                   Have you determined what the “fair value” of your common stock is yet?

A:                                   No, not yet. However, we plan to estimate the “fair value” of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the last known trade price for our common stock. Our board may also choose to rely on independent third parties to determine the “fair value” for our shares.

Q:                                   What are the tax consequences of the reclassification transaction?

A:                                   We believe that the reclassification transaction, if approved and completed, will have the following federal income tax consequences:

•                  the reclassification transaction should result in no material federal income tax consequences to Legends Financial;

•                  those shareholders receiving Class A or Class B common stock for their shares of common stock will not recognize any gain or loss in the reclassification transaction, their basis in the Class A or Class B common stock will equal the basis in their shares of common stock, and their holding period for shares of Class A or Class B common stock will include the holding period during which their shares of common stock were held;

•                  where Class A or Class B common stock is received for common stock in a tax-free recapitalization, we expect that the proceeds from a subsequent sale of the Class A or Class B common stock will be treated as capital gain or loss to most shareholders. However, the Class A or Class B common stock could be considered Section 306 stock as defined under the Internal Revenue Code, and in that case the proceeds from a subsequent sale of Class A or Class B common stock (i) will be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock; (ii) any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain; and (iii) no loss, if any, will be recognized. Under current tax law, if proceeds are treated as dividend income, such proceeds will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2008. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2009; and

•                  those shareholders continuing to hold common stock will not recognize any gain or loss or dividend income in connection with the transaction.

Because determining the tax consequences of the reclassification transaction can be complicated and depends on your particular tax circumstances, you should consult your own tax advisor to understand fully how the reclassification transaction will affect you.

Q:                                   Should I send in my stock certificates now?

A:                                   No. If you own in record name fewer than 1500 shares of common stock of record after the reclassification transaction is completed, we will send you written instructions for exchanging your stock certificates for shares of Class A or Class B common stock. If you own in record name 1500 or more shares of our common stock, you will continue to hold the same shares after the reclassification transaction as you did before and you thus do not need to send in your stock certificate or take any other action after the transaction.

Q:                                   Do your directors and officers have different interests in the reclassification transaction?

A:                                   Possibly. You should be aware that our directors and executive officers have interests in the reclassification transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification transaction.

We expect that all of our directors and executive officers will own more than 1500 shares of common stock at the effective time of the reclassification transaction, and will therefore continue as holders of common stock if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors and executive officers will own a larger relative percentage of the common stock on a post-transaction basis, which will continue to have exclusive voting control over the company as compared to the shares of Class A and Class B common stock which will have no voting rights except that holders of Class A common stock shall be entitled to vote upon any merger, share exchange, sale of substantially all of the assets or liquidation of Legends Financial and upon those matters required by law, and holders of Class B common stock shall have no other voting rights except as may be required by law. As of the record date, our directors and executive officers collectively beneficially held 449,932 shares (including exercisable stock options), or 27.7%, of our common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares of common stock as described above, the directors and executive officers will beneficially hold 36.4% of our common stock. This represents a potential conflict of interest because our directors approved the reclassification transaction and are recommending that you approve it. Despite this potential conflict of interest, our board believes the proposed reclassification transaction is fair to all shareholders for the reasons discussed in this proxy statement.

Q:                                   How are you financing the reclassification transaction?

A:                                   We estimate that the total fees and expenses relating to the reclassification transaction will be approximately $80,000. This amount will be higher to the extent that shareholders exercise dissenters’ rights. We intend to pay these transaction amounts through dividends paid to us by our subsidiary Legends Bank. However, in structuring the terms of the transaction in a manner that shares of common stock are not “cashed out” in the transaction but, rather, are converted into shares of Class A and Class B common stock, our board believes that it has attempted to balance the interests of reducing our expenses in transitioning to a non-SEC reporting company while at the same time affording all shareholders the opportunity to retain an equity ownership interest in the company.

Q:                                   Where can I find more information about Legends Financial?

A:                                   We file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available, please see “- Where You Can Find More Information” on page 63.

Q:                                   Who can help answer my questions?

A:                                   If you have questions about the reclassification transaction, or any other matter to be voted upon at the annual meeting, after reading this proxy statement or need assistance in voting your shares, you should contact Lee Pedigo of Legends Financial at (931) 503-1234.

PROPOSALS 1 AND 2. AMENDMENTS TO OUR CHARTER
AND RECLASSIFICATION TRANSACTION

SPECIAL FACTORS

Overview of the Reclassification Transaction

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at an annual meeting at which our shareholders will be asked to consider and vote, among other things, on a proposal to amend our charter. If approved, the amendments will provide for (a) the authorization of two new classes entitled Class A and Class B common stock, and (b) the reclassification of shares of our common stock held by shareholders who own between 500 and 1499 shares into shares of Class A common stock; and shares of our common stock held by shareholders who own less than 500 shares into shares of Class B common stock. The reclassification transaction will be made on the basis of one share of Class A or Class B common stock as described above for each share of common stock held.

Record shareholders holding 1500 or more shares of common stock before the reclassification transaction will hold the same number of shares of common stock following the reclassification transaction and record holders of less than 1500 shares of common stock will no longer hold common stock in the company. We intend, immediately following the reclassification transaction, to terminate the registration of our shares of common stock under the Securities Exchange Act of 1934, as amended.

If approved by our shareholders at the annual meeting and implemented by our board of directors, the reclassification transaction will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU ARE A RECORD SHAREHOLDER WITH:	AFTER THE TRANSACTION:

1500 or more shares:

your shares will no longer be eligible for public trading; although our shares are not actively traded currently, this means that brokers will no longer make a market in our common stock. Sales may continue to be made in privately negotiated transactions.

Between 500 and 1499 shares

You will no longer hold shares of our common stock but, rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transaction.

Less then 500 shares

You will no longer hold shares of our common stock but, rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction. It is not anticipated that an active trading market for these shares will develop. Sales may be made in privately negotiated transaction.

Common stock held in “street name” through a nominee (such as a bank or broker)

The reclassification transaction will be effected at the record shareholder level. Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be subject to the reclassification transaction, and the beneficial holders who hold their shares in “street name” will be continuing shareholders with the same number of shares as before the reclassification transaction.

The effects of the reclassification transaction on each group of shareholders are described more fully below under “- Effects of the Reclassification Transaction on Shareholders of Legends Financial” beginning on page 28 and the effects on the company are described more fully below under “- Effects of the Reclassification Transaction on Legends Financial; Plans or Proposals after the Reclassification Transaction” beginning on page 25.

Background of the Reclassification Transaction

In 2003 we became a publicly reporting company by filing a Form 10SB with the SEC. We were required to become a publicly reporting company because we had over 500 common stockholders of record. As an SEC reporting company, we are required to prepare and file with the SEC, among other items, the following:

•                  Annual Reports on Form 10-KSB;

•                  Quarterly Reports on Form 10-QSB;

•                  Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act; and

•                  Current Reports on Form 8-K.

In addition to the administrative burden on management required to prepare these reports, the costs associated with these reports and other filing obligations comprise a significant corporate overhead expense. These costs include securities counsel fees, auditor fees, costs of printing and mailing shareholder documents and other miscellaneous costs associated with filing periodic reports with the SEC. Administrative burdens include the time spent preparing the periodic reports and monitoring compliance with Section 16 of the Exchange Act of 1934, as amended, including preparing forms relating to such compliance. These registration and reporting related costs have been increasing over the years, and we believe they will continue to increase, particularly as a result of the additional reporting and disclosure obligations imposed on SEC-reporting companies by the Sarbanes-Oxley Act of 2002.

At a regular meeting of our board of directors held on July 19, 2005, our management reported to the board of directors on the costs and administrative burdens associated with being a public company as described above. Management also reported that the company receives little benefit in being a public company. In particular, earnings are sufficient to support our growth without accessing public market and there is little trading volume with our common stock. Our board of directors discussed these burdens and costs and lack of benefits, and it became clear that the recurring expense and burden of our SEC-reporting requirements are not cost efficient and that becoming a non-SEC reporting company would allow us to avoid these costs and expenses. Our board concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations. As a result of the board’s conclusions, our board directed that management explore ways to become a non-SEC reporting company, including the possibility of reducing our number of record shareholders of common stock to below 300 in order to terminate our periodic reporting obligations to the SEC.

In reviewing strategic alternatives available to us, our counsel suggested, among other things, reclassifying our common stock in order to reduce our number of record holders to below 300. Counsel then submitted a request for no-action to the Office of Chief Counsel of the Division of Corporation Finance of the SEC regarding the proposed structure of a reclassification of our common stock which would bring the number of our record holders below 300. In a phone conversation with the SEC on September 27, 2005, our counsel was informed that this no-action request is not the type of request that the SEC provides guidance on.

At a regular meeting of our board of directors held on October 18, 2005, a report was given on a meeting between management and a representative from Maggart & Associates, our independent accountants, and our legal counsel, at which the burdens and costs associated with being a public company and ways to better manage our large shareholder base and thinly traded common stock were further discussed. In this meeting, counsel explained its conversation with the SEC, and our board had substantial discussions regarding the costs associated with going private and the ongoing costs of remaining an SEC-reporting company. The board also discussed alternatives to a stock reclassification, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholder owning less than a certain number of shares would be “cashed out.”  The approximate cost to cash-out enough holders of our common stock to bring the number of our record holders to below 300 would be approximately $8.9 million (the purchase of about 390,000 shares of common stock at $23 per share, which is the last known trade price for our common stock). The board, however, preferred a reclassification because it allowed our existing shareholders to maintain an equity position in the company. An equity position in the company would allow the shareholders to participate and share in any profits should a sale of the company occur. Being a locally owned community bank, the primary focus of our shareholder base is the eventual return on investment by means of a sale or merger rather than a liquid market for the purchase and sale of individual shares of our common stock. At this meeting, the board also considered the potential negative consequences of this transaction to our shareholders, and in particular, the shareholders who would be reclassified into Class A and Class B common stock. However, the board felt that although our shareholders will lose the benefits of holding publicly registered stock and the Class A and Class B Common Stock will additionally lose their voting rights (except under certain circumstances), the board concluded that benefit of the reclassification transaction would still allow the Class A and Class B Common Stock to maintain an equity position in the company. Even with the reduced liquidity and no trading market for our common stock, our board believes maintaining an equity ownership in the Company will be beneficial because of the value a stockholder may receive for its stock in any future merger or sale of the company. After this discussion, the board instructed counsel and its independent accounts to proceed with reclassifying our shares of common stock in order to no longer be a publicly reporting company. The board’s decision was based on:

•                  the administrative burden and expense of making our periodic filings with the SEC;

•                  operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

•                  management will have increased flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which actions may produce long-term benefits and growth for our shareholders;

•                  the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•                  the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or other transaction;

•                  the estimated expense of a going private transaction; and

•                  the reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A or Class B common stock to retain an equity interest in Legends Financial at the same value per share as holders of common stock in the event of any sale of Legends Financial.

In November 2005, our management met with representatives from a Midwest investment banking firm in an effort to explore various alternatives to enhance shareholder value. These options included merging with a larger institution, acquiring another institution, finding a partner for a merger of equals, as well as remaining independent. It was determined that presently we would benefit the most from remaining independent and continuing our existing growth strategy. However, once it was determined to remain independent, management began to explore further the pros and cons of being registered with the SEC. We do not currently and do not anticipate a significant need for access to additional capital, and the additional costs associated with being a SEC company are significant and expected to increase dramatically if compliance with Sarbanes-Oxley Section 404 is required. Although management took into account the fact that in the event we are no longer public, our stock will be even less liquid than it is now, because our stock is not listed or traded on an exchange, being public does not materially enhance the liquidity of our stock. Therefore, our management concluded, after consultation with the investment banker regarding other strategic alternatives, that we should reduce the number of shareholders holding common stock to below 300. Various methods to achieve this objective were discussed, including a reverse stock split to achieve the desired shareholder level. Another method consisted of issuing “trust preferred securities” and using the proceeds to buy out a large enough number of existing shareholders to reach the desired level. Trust preferred securities are a vehicle for a bank holding company to raise regulatory capital without reducing existing shareholder’s ownership interests. The securities are treated as debt for tax purposes, but count as Tier I capital, within limits, for bank regulatory purposes. In essence, an issuance of trust preferred securities is a borrowing since the payment of interest on trust preferred securities is generally deductible for tax purposes. Management felt both of these methods were not fair to small shareholders who would be forced out of an ownership position in the company. The division of stock into multiple classes appealed to management because all existing shareholders would continue to own shares in the company. Once the possibility of utilizing separate stock classes was explored, it was determined by both management and our board of directors to continue to proceed with the reclassification transaction.

At a regular meeting of the board of directors held on December 20, 2005, our management updated the board on the company’s efforts to decrease the number of record holders of common stock to below 300. The board discussed the possibility of forming an independent special committee to evaluate the reclassification transaction; however, the board believed that the fact that our board would be treated the same as the other shareholders and that no consideration had been given to the share cutoff number relative to the share ownership of the board members, a special committee for the reclassification transaction was not needed. The board also discussed requiring approval of the transaction by a majority of unaffiliated shareholders and considered the fact that the interests of the shareholders receiving shares of Class A or Class B common stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction. However, because affiliated and unaffiliated shareholders would be treated identically in terms of the approval process of the reclassification transaction, the board believed a special vote was not necessary.

On February 21, 2006, at a special meeting, our board of directors unanimously approved the amendment to our charter to authorize shares of Class A Common Stock and Class B Common Stock and to reclassify our outstanding shares of common stock as follows:  shareholders holding 1,500 shares of Common Stock and up will continue to be classified as holders of Common Stock; shareholders of Common Stock holding 500-1,499 shares will be classified as holders of Class A Common Stock; and the shareholders of Common Stock holding less than 500 shares will be classified as holders of Class B Common Stock. The approval of the amendments to our charter and the reclassification transaction was based upon the factors discussed above.

Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation

Reasons for the Reclassification Transaction

We were required to register with the SEC in the first quarter of 2003 because we had over 500 common stockholders of record. As a locally owned community bank whose shares are not listed on any exchange or traded on any quotation system, we have struggled to maintain the costs associated with being a public company, while not enjoying many of the benefits associated with being a public company. In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Securities Exchange Act of 1934 made by the Sarbanes-Oxley Act of 2002. The initial reaction to the proposal by the banking industry was that compliance with Section 404 would greatly increase out-of-pocket compliance costs, as well as the time of management, for community banks. The banking industry became concerned about these rules, and began to look for ways to reduce the burdens imposed, while still providing the necessary disclosures that the public and the bank regulators demanded from the industry. In 2005, the bank regulators began highlighting these burdens, especially as they would apply to community banks.

In early 2005, management, along with their accounting and legal advisors, began to notice that other community banks had filed proxy statements with the SEC requesting that their stock be reclassified as a means to deregister their securities, and then not only reduce the burdens of Section 404, but also the other costs and time expended in complying with the registered securities rules. In July 2005, based upon our review of transactions by other community banks, which have since been approved by the shareholders of public companies after their proxy statements received SEC review, we began to pursue the currently proposed reclassification transaction. We are undertaking the reclassification transaction at this time to end our SEC reporting obligations in order to save the company and our shareholders the substantial costs associated with being a reporting company, and these costs are only expected to increase over time. The specific factors considered in electing at this time to undertake the reclassification transaction and become a non-SEC reporting company are as follows:

•                  We estimate that we will eliminate costs and avoid immediately anticipated future costs of approximately $84,000 annually by eliminating the requirement to make periodic reports and reducing the expenses of shareholder communications. These expenses include legal expenses ($20,000), accounting expenses related to filing our periodic reports ($22,000), printing and postage ($11,000), and software and data processing ($6,000), necessitated by a large group of shareholders that hold a small interest in the outstanding shares of common stock. We will also realize cost savings by avoiding the need to add additional staff and from reduced staff and management time ($25,000) spent on reporting and securities law compliance matters. Although we plan to have our financial statements audited going forward and will prepare an annual report for our shareholders, we expect these costs to be approximately $46,000 per year, which is substantially less than our current costs of $68,000 per year. These savings relate to the elimination of the review by our auditors of our quarterly and annual reports to the SEC. In addition to these annual costs enumerated above, which we expect to increase over time, we estimate saving approximately $100,000 of one time costs associated with implementing the requirements of the Sarbanes-Oxley Act of 2002, which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance and the internal cost of our staff’s time associated with compliance with Section 404;

•                  We believe that, as a result of the recent disclosure and procedural requirements resulting from the Sarbanes-Oxley Act, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will continue to increase, without a commensurate benefit to our shareholders. We expect to continue to provide our shareholders with company financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports are substantially less than those we incur currently;

•                  In our board of directors’ judgment, little or no justification exists for the continuing direct and indirect costs of registration with the SEC, which costs have recently increased as a result of heightened government oversight, given the low trading volume in our common stock and given that our earnings are sufficient to support growth and we therefore do not depend on raising capital in the public market, and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive;

•                  Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

•                  Operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which actions may produce future benefits and growth;

•                  The reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of Class A or Class B common stock to still retain an equity interest in Legends Financial and therefore participate at the same value per share as holders of common stock in the event of any sale of Legends Financial; and

•                  Completing the reclassification transaction at this time will allow us to begin to realize the cost savings, and will allow our management to redirect its focus to our customers and communities.

We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the reclassification transaction. However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages. Historically, our shares of common stock have been inactively traded. For example, for the year ended December 31, 2005, only 14,327, or approximately 1%, of our outstanding shares of common stock were traded. Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above, we do not have any other purpose for engaging in the reclassification transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the reclassification transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.

The reclassification transaction, if completed, will have different effects on the holders of common stock and those receiving shares of Class A or Class B common stock. You should read “- Our Position as to the Fairness of the Reclassification Transaction” beginning on page 17 and “- Effects of the Reclassification Transaction on Shareholders of Legends Financial” beginning on page 24 for more information regarding these effects of the reclassification transaction.

We considered various alternative transactions to accomplish the proposed transaction, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholder owning less than a certain number of shares would be “cashed out” but ultimately elected to proceed with the reclassification transaction because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in Legends Financial. We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced. See “- Purpose and Structure of the Reclassification Transaction” beginning on page 23 for further information as to why this reclassification transaction structure was chosen.

Our Position as to the Fairness of the Reclassification Transaction

Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the “going private” transaction (i.e., the Rule13e-3 transaction), including all the terms and provisions of the reclassification transaction, are substantively and procedurally fair to our unaffiliated shareholders. Our board of directors unanimously approved the reclassification transaction and has recommended that our shareholders vote “For” the reclassification transaction.

Substantive Fairness

In concluding that the terms and conditions of the Rule 13e-3 transaction and the reclassification transaction are substantively fair to unaffiliated shareholders, our board of directors considered a number of factors. In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Class A or Class B common stock and to shareholders continuing to own shares of common stock. See “- Effects of the Reclassification Transaction on Shareholders of Legends Financial” beginning on page 26.

The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those will have their shares converted into Class A or Class B common stock, included the following:

•                  our common stock trades infrequently, with only 68 reported trades occurring within the 12 month period ended December 31, 2005, involving only 14,327 shares, or approximately 1%, of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares. In the event you elect to dissent from the reclassification, as fully described beginning on page 34, this event will allow you to obtain the “fair value” of your shares in cash;

•                  our smaller shareholders who prefer to remain as holders of common stock of the company, despite the board’s recommendation, may elect to do so by acquiring sufficient shares so that they hold at least 1500 shares of common stock in their own names immediately prior to the reclassification transaction. The price to purchase 1500 shares (using a price of $23.00 per share, which is the last known trade for our common stock) is $34,500; provided, however, that the actual cost to acquire a total of 1500 shares would be less due to the fact that a shareholder would already own some shares; and provided further, that it may be difficult to acquire a sufficient number of our shares of our common stock due to its illiquidity;

•                  beneficial owners who hold their shares in “street name,” who would receive shares of Class A or Class B common stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class A or Class B common stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class A or Class B common stock;

•                  shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of Sarbanes-Oxley Act, in addition to the legal, accounting and administrative costs in being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders of being a public company; and

•                  all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of no longer needing to comply with SEC reporting requirements.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Class A or Class B common stock included:

•                  they would continue to have an equity interest in Legends Financial and therefore participate in any future value received as a result of any sale of the company at the same value per share as holders of common stock;

•                  the holders would receive a premium in the payment of any dividends by the company; and

•                  no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Class A or Class B common stock.

Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to all of our shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Class A or Class B common stock.

Our board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification transaction to our shareholders receiving Class A or Class B common stock. In particular, the factors that our board of directors considered as potentially negative for those shareholders receiving Class A or Class B common stock included:

•                  they will be required to surrender their shares involuntarily in exchange for the Class A or Class B common stock, although they will still have the opportunity to participate in any future growth and earnings of the company. In addition, such shareholders have the opportunity to liquidate their shares of common stock through the exercise of dissenters’ rights; and

•                  they will lose voting rights except in certain limited situations, which loss may result in making these shares of Class A common stock or Class B common stock less valuable; although the board considered the potential loss in value, the board took into account the fact that the premium on the dividends for the Class A common stock and Class B common stock may have the countervailing effect of making this stock more valuable.

The factors that our board of directors considered as potentially negative for all shareholders included:

•                  following the reclassification transaction, you will have restrictions on your ability to transfer your shares of our common stock and Class A or Class B common stock because our shares will be tradable only in privately-negotiated transactions, and there will not be a public market for our common stock or Class A or Class B common stock, although, based on the historically low trading volume for the common stock, this factor is expected to have a limited impact;

•                  you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and periodic information (e.g., shareholder letters which would include information updating our financial performance and any other news affecting Legends, such as new offices, acquisitions, economic updates or new product offerings); and

•                  you will lose certain statutory safeguards since we will no longer be subject to the requirements of the Sarbanes-Oxley Act, which require our CEO & CFO to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC;

•                  you will lose certain protections currently provided under the Securities Exchange Act of 1934, as amended, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Securities Exchange Act of 1934, as amended.

Our board of directors believes that these potentially countervailing factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our shareholders and that the foregoing factors are outweighed by the positive factors previously described.

Our board of directors believes that the exchange of one share of common stock for one share of Class A common stock or one share of Class B common stock, depending on the number of shares of common stock held prior to the reclassification transaction, is fair to our unaffiliated shareholders. In concluding that the 1:1 exchange ratio of is fair to our unaffiliated shareholders, our board of directors considered the following factors:

•                                          With respect to the value placed on voting rights, the board believes that the difference in value created from the reclassification transaction between the common stock with voting rights and the Class A and Class B common stock without voting rights is minimal because the holders of common stock whose shares would be converted into Class A or Class B common stock in the reclassification transaction currently own a minority of our shares, representing approximately 27% of the outstanding shares of common stock and voting rights. Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing approximately 73% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to control the vote of the Company.

•                                          The board’s belief that any potential decrease in value from the exchange of common stock for  Class A or Class B common stock associated with the loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Class A and Class B common stock.

•                                          Our shareholders have the opportunity to exercise dissenters’ rights under Tennessee law to the extent that they do not believe that the 1:1 exchange ratio of their shares of common stock into Class A or Class B common stock is acceptable or fair to them.

•                                          Our smaller shareholders who do not believe the 1:1 exchange ratio of their shares of common stock into Class A or Class B common stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the reclassification transaction, may elect to do so by acquiring a sufficient number of shares so that they hold at least 1500 shares of common stock immediately prior to the reclassification transaction, although the board did consider the fact that it may be difficult for some smaller shareholders to purchase a sufficient number of shares, but in that situation, they may exercise their dissenters’ rights as noted above.

•                                          Our shareholders who prefer to receive a premium on dividends in lieu of voting rights, may elect to do so by selling a sufficient number of shares so that they hold less than 1500 shares of common stock or less than 500 shares of common stock immediately prior to the reclassification transaction.

In reaching a determination as to the substantive fairness of the reclassification transaction, we did not consider the liquidation value of our assets, the current or historical market price of those shares, our net book value, or our going concern value to be material since shareholders are not being “cashed out” in connection with the reclassification transaction and the shares of Class A or Class B common stock afford those holders to participate equally with the holders of common stock in any sale of the company. Because of the foregoing, we also did not consider any repurchases by the company over the past two years (since there were none) or any report, opinion or appraisal or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our board of directors received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our shareholders.

Procedural Fairness

We believe that the reclassification transaction is procedurally fair to all of our shareholders. In concluding that the reclassification transaction, including the Class A or Class B common stock to be received by holders of common stock, is procedurally fair to our shareholders, our board of directors considered a number of factors. The factors that our board of directors considered positive for all shareholders, included the following:

•                  the reclassification transaction is being effected in accordance with all applicable requirements of Tennessee law;

•                  our board discussed the possibility of forming an independent special committee to evaluate the reclassification transaction because all of our board members will continue to own common stock after the reclassification transaction since they all own more than 1500 shares; however, the board believed that the fact that our board would be treated the same as the other shareholders and that no consideration had been given to the share cutoff number relative to the share ownership of the board members, a special committee for the reclassification transaction was not needed, as the board was able to adequately balance the competing interests of the shareholders in accordance with their fiduciary duties.

•                  management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification transaction, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the company while at the same time, eliminating the costs and burdens of public company status; and

•                  shareholders will have the opportunity to determine whether or not they will remain shareholders owning solely common stock, or shares of Class A or Class B common stock after the reclassification transaction by acquiring sufficient shares so that they hold at least 1500 shares of common stock immediately prior to the reclassification transaction or selling sufficient shares so that they hold less than 1500 shares of common stock immediately prior to the reclassification transaction, so long as they act sufficiently in advance of the reclassification transaction so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on •, 2006, the expected effective date of the reclassification transaction.

Our board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification transaction to all of our shareholders, whether they are receiving shares of Class A or Class B common stock or will continue to hold shares of common stock.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both shareholders receiving Class A or Class B common stock as well as those continuing to own common stock to the same degree, on the procedural fairness of the reclassification transaction:

•                  although the interests of the shareholders receiving shares of Class A or Class B common stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class A or Class B common stock for the purpose of negotiating the terms of the reclassification transaction or preparing a report concerning the fairness of the reclassification transaction;

•                  we did not solicit any outside expressions of interest in acquiring the company; and

•                  we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class A or Class B common stock, the fairness of the transaction to those shareholders receiving shares of Class A or Class B common stock, or the fairness of the transaction to Legends Financial.

Our board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification transaction to our shareholders, whether they will be receiving shares of Class A or Class B common stock or will continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. In particular, with reference to the lack of a special committee, the board felt that the consideration of the transaction by the full board, whose sole conflict of interest is a relatively insignificant increase in aggregate share ownership following the reclassification transaction (equaling an increase of 8% [from 27% to 35%] in total share ownership for all directors and executive officers) and who will be treated identically to other shareholders in the reclassification transaction, was a sufficient procedural safeguard that made it unnecessary to form a special committee or retain an independent fairness advisor.

In addition, with respect to the determination not to seek a valuation, our board felt that the fact that shareholders receiving Class A or Class B common stock would continue to retain an equity interest in the company and also would receive premiums to holders of common stock in any payment of dividends by the company, presented sufficient protection in value to such shareholders. We currently have a dividend plan, which outlines our ability and option to pay between 20-40% of our prior year’s income in the form of dividends. Dividends are expected to be paid annually, unless capital levels should fall below board acceptable levels. On March 21, 2006 we announced a dividend of $0.35 per share to be paid May 1, 2006; in 2005 we paid a dividend of $0.30 per share; in 2004 we paid a dividend of $0.20 per share; and in 2003 we paid a dividend of $0.15 per share.

The board also considered the difference in value between the common stock with voting rights and Class A or Class B common stock without such voting rights not to be material since the holders of common stock whose shares would be converted into Class A or Class B common stock in the transaction currently own a minority of our shares, or approximately 27% of the outstanding shares of common stock and voting rights. Conversely, the holders of the outstanding shares of common stock whose shares will be continued after the transaction currently own shares representing approximately 73% of the outstanding voting rights, so after the transaction those holders of common stock will continue to control the vote of the Company.

Shareholders also have the opportunity to exercise dissenters’ rights under Tennessee law to the extent that they do not believe that the conversion of their shares of common stock into Class A or Class B common stock is acceptable or fair to them.

We therefore believe that the reclassification transaction is substantively and procedurally fair to all shareholders, for the reasons and factors described above. In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole. None of the factors that we considered led us to believe that the reclassification transaction is unfair to any of our shareholders.

We have not made any provision in connection with the reclassification transaction to grant you access to our corporate files or to obtain counsel or appraisal services at our expense. With respect to access to our corporate files, under Section 48-26-102 of the TBCA, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the corporation that are required to be kept at the corporation’s principal office which include: 1) current charter; 2) current bylaws; 3) resolutions relating to the rights and preferences of the outstanding stock of the corporation; 4) minutes of shareholder meetings and records of all actions taken without a meeting for the past three years; 5) all written communications to shareholders over the last three years; 6) names and business addresses of the corporation’s officers and directors; and 7) the most recent annual report delivered to the Secretary of State. The shareholder must give the corporation written notice at least five business days in advance of any inspection. In addition, a shareholder may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the corporation written notice at least five business days beforehand are excerpts of any meeting of the board of directors, records of any action of a board committee, records of any action taken without a meeting, accounting records and the record of shareholders. In light of the extensive access Tennessee shareholders are given to Legends’ records, the board believed these statutory safeguards adequately protect shareholders ability to access information on Legends. Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and stockholders’ ability to access our corporate records under Tennessee law, as described above, provide you with adequate information. With respect to obtaining counsel or appraisal services at our expense, the board did not consider these actions necessary or customary.

Board Recommendation

Our board of directors believes the terms of the reclassification transaction are fair and in the best interests of our shareholders and unanimously recommends that you vote “FOR “ the proposal to adopt the amendments to our charter that will allow us to effect the reclassification transaction.

Purpose and Structure of the Reclassification Transaction

The purposes of the reclassification transaction are to:

•                                          consolidate ownership of our common stock in under 300 record shareholders of common stock, which will discontinue our SEC reporting requirements and thereby achieve significant cost savings;

•                                          allow all of our shareholders to retain an equity interest in the company; and

•                                          allow our management to refocus time spent on SEC-reporting obligations and shareholder administrative duties to our business.

For further background on the reasons for undertaking the reclassification transaction at this time, see “- Background of the Reclassification Transaction” beginning on page 11 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 14.

The proposed transaction has been structured as a stock reclassification transaction to allow small shareholders the opportunity to retain an equity interest in the future value of the company by receiving the shares of Class A or Class B common stock, to avoid disruption to shareholders of 1500 or more shares of common stock who would remain unaffected in the transaction, and to limit the costs of the reclassification transaction by avoiding costs associated with cashing out the shares of the holders of 1500 or less shares of common stock.

Our board elected to structure the transaction to take effect at the record shareholder level, meaning that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be reclassified into shares of Class A or Class B common stock. The board chose to structure the transaction this way in part because it determined that this method would provide us with the best understanding at the effective time of how many shareholders would receive shares of Class A or Class B common stock, because we will be able to have a complete and final list of all record shareholders at the effective time. In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be receiving shares of Class A or Class B common stock or will continue to hold shares of common stock. See “- Effects of the Reclassification Transaction on Shareholders of Legends Financial” beginning on page 26. Our board felt that this flexibility would help to enhance the substantive fairness of the transaction to all shareholders. Overall, the board determined that structuring the reclassification transaction as one that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings. For further background on the alternative structures considered by our board of directors please see “- Background of the Reclassification Transaction” beginning on page 11 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 14.

Effects of the Reclassification Transaction on Legends Financial

The reclassification transaction will have various positive and negative effects on Legends Financial, which are described below.

Effect of the Proposed Transaction on Our Outstanding Common Stock

Our charter currently authorizes the issuance of 2,000,000 shares of common stock. The number of authorized shares of common stock will remain unchanged after completion of the reclassification transaction. As of the record date, the number of outstanding shares of common stock was 1,429,619. Based upon our best estimates, if the reclassification transaction had been consummated as of the record date, and assuming no shareholders exercise dissenters’ rights, the number of outstanding shares of common stock will be reduced from 1,429,619 to approximately 1,043,303.

We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans.

Effect of the Proposed Transaction on Our Class A or Class B Common Stock

Our charter does not currently authorize us to issue any shares of Class A or Class B common stock. The amendments to our charter will authorize the issuance of up to 1,000,000 shares of Class A common stock and up to 1,000,000 shares of Class B common stock. The shares of Class A or Class B common stock that will be issued in the reclassification transaction constitute two new and separate classes of common stock having those rights described in “- Class A and Class B Common Stock to be Issued in Reclassification Transaction” beginning on page 38 as well as in the attached Appendix A. After completion of the reclassification transaction, we will have approximately 328,005 shares of Class A common stock outstanding and 58,311 shares of Class B common stock outstanding. For additional information regarding our capital structure after the reclassification transaction, see “Description of Capital Stock” beginning on page 37.

Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the reclassification transaction, we expect that our common stock will be held by fewer than 300 record shareholders and each of the Class A and Class B common stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will terminate pursuant to Rule 12h-3 of the Securities Exchange Act of 1934, as amended.

The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. Therefore, we estimate that we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, which we estimate to be approximately $84,000 on an annual basis. These annual costs are broken down as follows:

Independent Auditors	$22,000
SEC Counsel	20,000
Current and Additional Staff Time	25,000
Printing and Mailing	11,000
Software and Data Processing Costs	6,000
Total	$84,000

Although we plan to have our financial statements audited going forward and will prepare an annual report for our shareholders, we expect these costs to be approximately $46,000 per year, which is substantially less than our current costs of $68,000 per year. These savings relate to the elimination of review by our auditors of our quarterly and annual reports to the SEC.

In addition to those annual costs, we estimate saving approximately $100,000 of one-time costs associated with implementing the requirements of the Sarbanes-Oxley Act which costs would consist principally of our external audit under Section 404 of Sarbanes-Oxley Act, hiring a consultant to assist with Section 404 compliance and the internal cost of our staff’s time associated with compliance with Section 404.

We will apply for termination of our reporting obligations as soon as practicable following completion of the reclassification transaction. Following completion of the reclassification transaction, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports on a regular basis.

Effect on Trading of Common Stock

Our common stock is not actively traded. Once we stop filing reports with the SEC, our common stock will no longer be available for public trade.

Effect on Statutory Anti-Takeover Protections

The reclassification transaction will effect the applicability of certain statutory protections under Tennessee law afforded to corporations which have shares registered with the SEC. In particular, the provisions of the Tennessee Business Combination Act and the Greenmail Act, both summarized below, will no longer apply since we will not have any class of securities registered with the SEC following the reclassification transaction.

The Tennessee Business Combination Act prohibits the company from entering into any business combination involving an interested shareholder for a period of five years from the date such interested shareholder acquired its shares, unless such business combination or the transaction in which such shareholder became an interested shareholder is approved by the board of directors prior to the share acquisition date. In addition, if such prior approval has not been obtained, the business combination is prohibited unless it is approved by the affirmative vote of 2/3 of the voting stock not beneficially owned by the interested shareholder. This requirement does not apply if the business combination is consummated no less than five years from such shareholder’s share acquisition date and the shareholders of the corporation receive a fair price for their shares, as described in the statute. The Tennessee Business Combination Act also places requirements on the type of consideration which must be paid to shareholders in connection with any such business combination and further limits business combinations if an interested shareholder acquired its shares under certain circumstances. For purposes of the statute, an “interested shareholder” is one who beneficially owns, or an affiliate of one who beneficially owns, at least 10% of the voting power of any class or series of shares. None of the protections afforded under the Tennessee Business Combination Act will apply after the reclassification transaction is completed and we cease to be an SEC reporting company.

The Greenmail Act provides that it is unlawful for a corporation to purchase any of its shares at a price above the market value of such shares from any person who holds more than three percent (3%) of the class of the securities to be purchased if such person has held the shares for less than two years, unless approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class. The protections afforded by the Greenmail Act will no longer apply after the reclassification transaction is completed and the company ceases to be an SEC reporting company.

All other anti-takeover protections afforded under Tennessee law will remain applicable after the reclassification transaction to the same extent as before the transaction.

Other Financial Effects of the Reclassification Transaction

We expect that the professional fees and other expenses related to the reclassification transaction of approximately $80,000, will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

Effect on Outstanding Options

We currently have two option plans under which our officers, directors and employees may purchase shares of our common stock, which are the 1998 Arrangement and the 2001 Plan. The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock. There are currently outstanding options to purchase 46,084 shares of common stock at $8.33 per share, 163,320 shares of common stock at $18.75 per share and 38,500 shares of common stock at $17.00 per share.

Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

Effect on Our Directors and Executive Officers

It is not anticipated that the reclassification transaction will have any effect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares. We expect that most of our directors and executive officers will hold more than 1500 shares at the effective time of the reclassification transaction. As a result, they will continue to hold the same number of shares after the reclassification transaction as they did before. However, because total outstanding shares will be reduced, this group will hold a larger relative percentage of the voting common stock of the company. As of the record date, these directors and executive officers collectively beneficially held 449,932 shares, or 27.7% of our common stock, which includes their exercisable options to purchase shares of common stock, and had voting power over 255,313 shares, or 17.9% of our common stock. Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold 36.3% of our common stock (including exercisable stock options) and will have voting power with respect to 24.5% of our common stock.

Effects of the Reclassification Transaction on Shareholders of Legends Financial

The general effects of the reclassification transaction on the shareholders owning common stock and the shareholders who will own Class A or Class B common stock are described below.

Effects of the Reclassification Transaction on Shareholders Receiving Class A or Class B Common Stock

The reclassification transaction will have both positive and negative effects on the shareholders receiving Class A or Class B common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effects:

As a result of the reclassification transaction, the shareholders receiving Class A or Class B common stock will:

•                  be entitled to receive a dividend premium; and

•                  the shareholders receiving Class A or Class B common stock will have dissenters’ rights in connection with the reclassification transaction. See “- Dissenters’ Rights” beginning on page 34.

Negative Effects:

As a result of the reclassification transaction, the shareholders receiving Class A or Class B common stock will:

•                  no longer have any voting control over the general affairs of the company and will be entitled to vote only in limited circumstances; and

•                  continue to hold shares that, like our shares of common stock, will not have any public trading market.

Effects of the Reclassification Transaction on the Common Shareholders

The reclassification transaction will have both positive and negative effects on the shareholders continuing to own common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effect:

As a result of the reclassification transaction:

•                  Such shareholders will continue to exercise the sole voting control over the company.

•                  Because the number of outstanding shares of common stock will be reduced, such shareholders will own a relative increased voting control over the company.

Negative Effects:

As a result of the reclassification transaction:

•                  the liquidity of our common stock will likely be reduced following the reclassification transaction because of the reduction in the number of our record shareholders of common stock and the fact that our stock will only be tradable in privately-negotiated transactions; and

•                  holders of our Class A or Class B common stock will have the right to receive certain premiums with respect to any dividends declared by the company.

Plans or Proposals

Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification transaction and becoming a non-SEC reporting company. Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate. In this event, our shareholders may receive payment for their shares of our common stock, Class A common stock or Class B common stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenters’ rights and receive the fair value of their shares in connection with the reclassification transaction.

Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares. Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.”  If that single nominee is the record shareholder for 1500 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction. Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own less than 1500 shares. Upon completion of the reclassification transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the reclassification transaction, even if the number of shares they own is less than 1500. If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you. Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will receive shares of Class A or Class B common stock in the reclassification transaction until it is consummated. However, because we think it is likely that any brokerage firm or other nominee will hold more than 1500 shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock.

Our board of directors elected to structure the reclassification transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will continue to own shares of common stock or receive Class A or Class B common stock in the reclassification transaction. See “- Purpose and Structure of the Reclassification Transaction” beginning on page 23. Shareholders who would still prefer to remain as holders of common stock of Legends Financial, may elect to do so by acquiring sufficient shares so that they hold at least 1500 shares in their own name immediately prior to the reclassification transaction. In addition, beneficial owners who would receive shares of Class A or Class B common stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class A or Class B common stock from Legends Financial as a part of the reclassification transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name. In either case, these shareholders will have to act far enough in advance of the reclassification transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the day of the effective time.

Interests of Certain Persons in the Reclassification Transaction

Our executive officers and directors who are also shareholders will participate in the reclassification transaction in the same manner and to the same extent as all of the other shareholders. We anticipate that all of our directors and officers will own more than 1500 shares of common stock, and therefore continue as shareholders of common stock if the reclassification transaction is approved. In addition, because there will be fewer outstanding shares of common stock, these directors will own a larger relative percentage of the company on a post-reclassification basis. This represents a potential conflict of interest because our directors unanimously approved the reclassification transaction and are recommending that you approve it. Despite this potential conflict of interest, the board believes the proposed reclassification transaction is fair to all of our shareholders for the reasons discussed in the proxy statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the reclassification transaction was not a consideration in the board’s decision to approve the reclassification transaction or in deciding its terms, including the 1500 share cutoff. In this regard, the directors as a group will be treated exactly the same as other shareholders. In addition, the board determined that any potential conflict of interest created by its members’ ownership of our stock is relatively insignificant. The board did not set the 1500 share cutoff in order to avoid any director receiving shares of Class A or Class B common stock in the reclassification. In addition, the increase in each director’s percentage voting ownership of our stock resulting from the reclassification transaction is expected to be insignificant. The director owning the most shares of our stock beneficially owns approximately 5.37% of our common stock now, and would beneficially own approximately 8.62% following the reclassification transaction, which does not have any appreciable effect on his ability to control the company. As a group, the percentage beneficial ownership of all directors and executive officers would increase 8.6% from approximately 27.7% to approximately 36.3% after the reclassification transaction, and the collective voting power would increase only 6.6% from 17.9% to 24.5%, which also is very unlikely to have a practical effect on their collective ability to control the company.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions “- Background of the Reclassification Transaction” beginning on page 11, “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 14 and “- Effects of the Reclassification Transaction on Shareholders of Legends Financial” beginning on page 26.

In addition, our board of directors, throughout its consideration of the reclassification transaction, recognized that holders of common stock who will receive Class A or Class B common stock in the transaction may wish to remain voting shareholders of the company. However, the board of directors believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the company through their ownership of Class A or Class B common stock. See “Description of Capital Stock” beginning on page 36. See “- Background of the Reclassification Transaction” beginning on page 11 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 14.

None of our executive officers or directors, who beneficially own in excess of an aggregate of 1500 shares of common stock, has indicated to us that he intends to sell some or all of his or her shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his or her intention to divide shares among different record holders so that fewer than 1500 shares are held in each account, so that the holders would receive shares of Class A or Class B common stock in connection with the conversion of their common stock.

Financing of the Reclassification Transaction

We expect that the reclassification transaction will require approximately $80,000 consisting of professional fees and other expenses payable by us related to the reclassification transaction. See “- Fees and Expenses” beginning on page 36 for a breakdown of the expenses associated with the reclassification transaction. We intend to pay for the expenses of the reclassification transaction through dividends paid to us by our subsidiary Legends Bank.

Material Federal Income Tax Consequences of the Reclassification Transaction

The following discusses the material federal income tax consequences to us and our shareholders that would result from the reclassification transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of their individual circumstances.

Federal Income Tax Consequences to Legends Financial

We believe that the reclassification transaction would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock immediately after the reclassification transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the reclassification transaction.

Federal Income Tax Consequences to Shareholders Who Receive Shares of Class A or Class B Common Stock

Shareholders receiving Class A or Class B common stock in exchange for their common stock will not recognize any gain or loss or dividend income in the reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class A or Class B common stock.

Sale of Stock

Where the Class A or Class B common stock is received for common stock in a tax-free recapitalization, the company expects the proceeds from a subsequent sale of this Class A or Class B common stock will be treated as capital gain or loss to most shareholders. However, when a company recapitalizes its common stock in exchange for stock which is limited in liquidation and/or dividend rights, the stock received in the liquidation will be considered “Section 306 stock” under the Code if the transaction is substantially the equivalent of a stock dividend. Generally, a transaction will be treated as equivalent to a stock dividend if, had cash instead of stock been delivered to the shareholder, such cash distribution would have been treated as a dividend. A cash distribution in exchange for stock is normally not a dividend if all of the shareholder’s stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend). Applying these rules, if cash instead of Class A or Class B common stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income. However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party, and in such cases the recapitalization could be treated as equivalent to a stock dividend. In that case, the Class A or Class B common stock received would be classified as Section 306 stock.

If the Class A or Class B common stock is classified as Section 306 stock, the proceeds from a subsequent sale of the Class A or Class B common stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock. Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any would be recognized. Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., 5% and 15%). The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2008. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2009.

Federal Income Tax Consequences to Shareholders Who Exercise Dissenters’ Rights

If you receive cash as a result of exercising dissenters’ rights in the reclassification transaction and do not continue to hold shares of our common stock immediately after the reclassification transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:

A sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or

A cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

Under Section 302 of the Code, a redemption of your shares of our common stock as part of the reclassification transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•                  the reclassification transaction results in a “complete termination” of your interest in Legends Financial;

•                  your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•                  your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities. This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination. If you receive cash as a result of exercising dissenters’ rights in the reclassification transaction and do not constructively own any of our common stock after the reclassification transaction, your interest in Legends Financial will be completely terminated by the reclassification transaction, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the reclassification transaction and would only constructively own shares of our common stock after the reclassification transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in Legends Financial completely terminated by the reclassification transaction. Among other things, waiving family attribution requires (a) that you have no interest in Legends Financial (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the reclassification transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the reclassification transaction occurs.

Substantially Disproportionate. If you receive cash in the reclassification transaction and immediately after the reclassification transaction you constructively own shares of our common stock, you must compare (a) your percentage ownership immediately before the reclassification transaction (i.e., the number of shares of common stock actually or constructively owned by you immediately before the reclassification transaction divided by 1,429,619, which is our current number of outstanding shares of common stock) with (b) your percentage ownership immediately after the reclassification transaction (i.e., the number of shares of common stock constructively owned by you immediately after the reclassification transaction divided by 1,043,303, which is our current estimate of the number of shares of common stock outstanding immediately after the reclassification transaction).

If your post-reclassification transaction ownership percentage is less than 80% of your pre-reclassification transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of Legends Financial (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in Legends Financial is minimal, and (c) your post-reclassification transaction ownership percentage is less than your pre-reclassification transaction ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Backup Withholding

Shareholders who exercise dissenters’ rights and receive cash in the reclassification transaction would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the reclassification transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the reclassification transaction. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters’ rights in the reclassification transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the reclassification transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of your specific circumstances.

Dissenters’ Rights

Under Tennessee law, shareholders who comply with the procedures set forth in Sections 48-23-102 through 48-23-302 of the Tennessee Business Corporation Act (the “TBCA”) relating to dissenter’s appraisal rights are entitled to receive in cash the fair value of his or her shares of common stock. A shareholder must comply strictly with the procedures set forth in Tennessee law relating to dissenter’s rights, which are set forth in Appendix B to this proxy statement. Failure to follow such procedures will result in a termination or waiver of his or her dissenter’s rights. A vote in favor of the reclassification transaction will constitute a waiver of your dissenter’s rights. Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the annual meeting, does not perfect your dissenter’s rights.

To perfect dissenter’s appraisal rights, a holder of stock must not vote in favor of those corporate actions listed in Section 48-23-102 of the TBCA, and must deliver to us, before the vote is taken, written notice of the shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated. Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Lee Pedigo, our Corporate Secretary. A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder’s shares.

Within ten (10) days after the corporate action is authorized by the shareholders or effectuated (whichever occurs first), we will send each shareholder who satisfied the requirements above a dissenter’s notice. The dissenter’s notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited, and will include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person asserting dissenter’s rights acquired beneficial ownership of the shares before that date. The dissenter’s notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date such dissenter’s notice is delivered. The dissenter’s notice will also be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

A shareholder asserting his or her appraisal rights must execute and return the payment demand form to us, and deposit his or her certificates in accordance with the terms of the dissenter’s notice before the date specified in the dissenter’s notice.

A shareholder who does not execute and return the payment demand form and deposit his or her certificates by the date set forth in the dissenter’s notice will no longer be entitled to appraisal rights. A shareholder who does demand payment for his or her shares may not withdraw such demand without our consent.

A shareholder may assert dissenter’s rights as to fewer than all the shares registered in his or her name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.

As soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, we will pay each dissenter who complied with the above requirements the amount we estimate to be the fair value of each dissenter’s shares, plus accrued interest. The payment will be accompanied by (i) our most recent balance sheet, income statement, statement of changes in shareholders’ equity, and financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment if the shareholder is dissatisfied with our payment or offer; and (v) a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment previously made by us), or reject our offer under Section 48-23-208 of the TBCA and demand payment of the fair value of the dissenter’s shares and interest due, if the following conditions are met: (i) the dissenter believes that the amount paid or offered by us is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the proposed action, do not return the deposited certificates within two (2) months after the date set for demanding payment.

In order to demand payment under the above paragraph, the dissenter must notify us of the dissenter’s demand in writing within one (1) month after we made or offered payment for the dissenter’s shares.

If a shareholder makes a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the two-month period, we shall pay each dissenter whose demand remains unsettled the amount demanded. We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares. In such proceeding, the court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by the corporation; or for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment.

The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment with respect to their appraisal rights. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against us and in favor of any or all dissenters if the court finds we did not substantially comply with the requirements of the TBCA with respect to appraisal rights, or against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 48-23-209 of the TBCA. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to the statutory dissenter’s appraisal rights and is qualified in its entirety by reference to the dissenter’s appraisal rights provisions, which are reproduced in full in Appendix B to this proxy statement and which are incorporated herein by reference.

We plan to estimate the “fair value” of our shares of common stock from the average of two values, one using a multiple of earnings and the other using book value. This price may also take into account the last known trade price for the common stock. The board may also choose to rely on an independent third party to determine the “fair value” of our shares.

Regulatory Requirements

In connection with the reclassification transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•                  filing of the amendments to our charter with the Tennessee Secretary of State, in accordance with Tennessee law; and

•                  complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

Accounting Treatment

The accounting treatment of the reclassification transaction will be in accordance with U.S. generally accepted accounting principles. Shares of common stock reclassified to Class A or Class B common stock will result in a reduction of the total par value of common stock outstanding and an equal increase in Class A or Class B common stock outstanding. For shares of common stock purchased from dissenters, common stock will be reduced by the par value and additional paid-in capital will be reduced by the excess of the redemption price over the par value.

Fees and Expenses

We will be responsible for paying the reclassification transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $80,000, assuming the reclassification transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$60,000
Accounting fees and expenses	15,000
Printing and mailing costs	5,000
Total	$80,000

We anticipate that these fees will be paid through dividends from our subsidiary Legends Bank.

DESCRIPTION OF CAPITAL STOCK

Common stock

We currently have 2,000,000 shares of authorized common stock, par value $1.00 per share. As of the record date, we had 952 registered shareholders of record and 1,429,619 shares of common stock outstanding. The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.

Rights to dividends

We paid dividends in the amount of $0.30 per share to all holders of common stock in 2005. The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends. The payment of any such dividends is subject to the rights granted to holders of the shares of Class A or Class B common stock issued in the reclassification transaction, discussed below. Under Tennessee law, dividends may be legally declared or paid only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

General voting requirements

The holders of our common stock have sole voting control over the company. Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required. In the event the Class A or Class B common stock is entitled to vote, the common stock votes together with the Class A and/or Class B common stock.

Rights upon liquidation

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, and then pro rata to the holders of our common stock and holders of Class A and Class B common stock.

Class A and Class B Common Stock

Our charter does not currently authorize us to issue any shares of Class A or Class B common stock. The amendments to our charter that you will consider at the annual meeting will provide for (a) the authorization of 1,000,000 shares of Class A common stock; (b) the authorization of 1,000,000 shares of Class B common stock; and (c)  the reclassification of shares of common stock held by shareholders who own between 500 and 1500 shares of common stock into shares of Class A common stock; and the reclassification of shares of common stock held by shareholders who own less than 500 shares of common stock into shares of Class B common stock. The reclassification transaction will be made on the basis of one share of Class A or Class B common stock for each share of common stock held.

As to the remaining authorized shares of Class A and Class B common stock which will not be issued in the reclassification transaction, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock in one or more series for such consideration and, within certain limits, with such relative rights, preferences and limitations as our board of directors may determine. The relative rights, preferences and limitations that our board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because our board of directors has the power to establish the relative rights, distributions and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of Class A or Class B common stock to be issued in the reclassification transaction. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Class A or Class B common stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

Class A and Class B Common Stock to be Issued in Reclassification Transaction

General

The shares of Class A and Class B common stock to be issued in the reclassification transaction will be fully paid and nonassessable shares of Class A and Class B common stock.

Rank

The Class A and Class B common stock, with respect to dividend rights, ranks senior to the common stock and to all other classes and series of equity securities of the company, other than any classes or series of equity securities that we subsequently issue ranking on a parity with, or senior to the Class A or Class B common stock, as to dividend rights. The relative rights and preferences of the Class A and Class B common stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of Class A or Class B common stock and equity securities designated by our board of directors. The Class A and Class B common stock is junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock, holders of Class A common stock shall be entitled to receive dividends which are 3% more than dividends paid on our common stock. We are not required to pay any dividends on the Class A common stock, and no cumulative dividends will be paid on Class A common stock.

In the event that dividends are paid on our common stock, holders of Class B common stock shall be entitled to receive dividends which are 5% more than dividends paid on our common stock. We are not required to pay any dividends on the Class B common stock, and no cumulative dividends will be paid on Class B common stock.

Voting Rights

Holders of Class A common stock shall have no general voting control over the company and shall be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the company and except as otherwise required by law. On those matters on which the holders of the Class A common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class A common stock vote together with the holders of common stock on matters to which they are entitled to vote.

Holders of Class B common stock shall have no general voting control over the company and shall have no voting rights except as may be required by law. Specifically, Section 48-20-104 of the TBCA requires that a class or series of shares with no voting rights be nonetheless entitled to vote on any proposed amendment to the charter of the company that would result in any of the following actions: 1) increase or decrease the aggregate number of authorized shares of that class;  2) effect an exchange or reclassification of all or part of the shares of that class into shares of another class; 3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of that class; 4) change the designation, rights, preferences, or limitations of all or part of the shares of that class; 5) change the shares of all or part of that class into a different number of shares of the same class; 6) create a new class or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of that class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class; 7) limit or deny an existing preemptive right of all or part of the shares of that class; 8) authorize the issuance as a share dividend of shares of such class in respect of shares of another class; or 9) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of that class. On those matters on which the holders of the Class B common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. Except as may otherwise be provided for by law, the holders of Class B common stock vote together with the holders of common stock and Class A common stock on matters to which they are entitled to vote.

Conversion Rights

Neither the shares of Class A nor Class B common stock shall be convertible to shares of common stock.

Liquidation Rights

Holders of Class A and Class B common stock are entitled to a distribution of assets of Legends Financial in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Legends Financial, on a basis with the holders of common stock.

Preemptive Rights

Holders of Class A or Class B common stock do not have any preemptive rights to purchase any additional shares of Class A or Class B common stock or shares of any other class of our capital stock that may be issued in the future.

Redemption Rights

Holders of Class A or Class B common stock have no right to require that we redeem their shares nor do we have the right to require the holders of Class A or Class B common stock to sell their shares to us.

Transactions Involving Our Securities.

Set forth below are transactions during the past 60 days involving shares of our common stock made by our directors, officers, employees and affiliates:

Exercise of Options

Date	Name	Stock Options Exercised	Exercise Price

01/24/06	Dwight Dickson	700	$8.33
01/25/06	Janet J. Roberts	532	$18.75
02/03/06	Dwight Dickson	1,288	$8.33
04/03/06	Janet J. Roberts	8,037	$8.33
04/03/06	Janet J. Roberts	640	$18.75
04/07/06	Thomas E. Bates, Jr.	6,000	$8.33
04/07/06	Ronald Goad	1,200	$18.75
04/07/06	Ronald Goad	1,000	$17.00
04/07/06	Pravin C. Patel	1,000	$18.75
05/04/06	Jeanette Kramer	250	8.33

Stock Trades

Date	Price	Shares	From	To
01/23/06	23.00	400	Bobby Atkins	R. Douglas Weiland
01/23/06	23.00	100	Linda and Charles Holt	Dick Littleton
01/25/06	23.00	600	Tyler Heflin	John Wallace

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:            When is the annual meeting?

A:            •, 2006, 10:00 a.m. Central Daylight Savings Time.

Q:            Where will the annual meeting be held?

A:            In the Community Room at Legends Bank, located at 310 North First Street, Clarksville, Tennessee 37040.

Q:            What items will be voted upon at the annual meeting?

A:            You will be voting upon the following matters:

1.             Amendments to our Charter. To amend our charter to provide for the authorization of two new classes of common stock, Class A common stock and Class B common stock.

2.             Reclassification of Common Stock. To reclassify certain of our shares of existing common stock into Class A common stock and Class B common stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

3.             Election of Directors. To elect four members of Class I of the board of directors to serve three-year terms until the annual meeting of shareholders in 2009 or until their successors have been duly elected and qualified.

4.             Ratification of Auditors. To ratify the appointment of Maggart & Associates, P.C. as our independent accountants and auditors for fiscal year 2006.

5.             Other Business. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

Q:            Who can vote?

A:            You are entitled to vote your common stock if our records show that you held your shares as of the close of business on •, 2006, the record date.

Each shareholder is entitled to one vote for each share of common stock held on •, 2006. On that date, there were 1,429,619 shares of our common stock outstanding and entitled to vote. The common stock is our only class of outstanding voting securities. Our shareholders are not entitled to cumulative voting rights.

Q:            How do I vote by proxy?

A:            If you sign, date and return your proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For the amendments to our charter and the reclassification of our common stock and for the ratification of our auditors, you may vote “for”, “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the election of the nominees for directors, “for” the charter amendments and the reclassification of common stock and “for” the ratification of Maggart & Associates, P.C. as our auditors.

The board of directors knows of no other business to be presented at the annual meeting. If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment. We will not use discretionary authority granted by proxies voting against the proposals to amend our charter or to reclassify our common stock in order to adjourn the meeting to solicit additional votes and only those proxies (i) voting in favor of the proposals to amend our charter and to reclassify our common stock, (ii) abstaining from the vote and (iii) which are unmarked will be voted for adjournment or postponement.

Q:            How do I change or revoke my proxy?

A:            You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.             submitting another proxy with a more recent date than that of the proxy first given; or

2.             attending the annual meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

3.             sending written notice of revocation to our corporate secretary, Lee Pedigo, at Legends Financial Holdings, Inc., 310 North First Street, Clarksville, Tennessee 37040.

Q:            If I return my proxy can I still attend the annual meeting?

A:            You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the annual meeting. However, returning a proxy does not affect your right to attend the annual meeting and vote your shares in person.

Q:            How many votes are required?

A:            If a quorum is present at the annual meeting,

•      the director nominees will be elected by a plurality of the votes cast in person or by proxy at the meeting,

•      the amendments to our charter and the reclassification transaction will require the affirmative vote of a majority of our outstanding common stock, and

•      the ratification of the independent auditors and any other matters submitted to the shareholders will be effected if the votes cast in favor of that matter exceed the votes cast opposing that matter.

Q:            What constitutes a “quorum” for the meeting?

A:            A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum. We need 714,810 shares of our common stock, present or represented by proxy, to have a quorum. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. Because approval of the charter amendments and the reclassification transaction require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter. Broker-non votes will also have the same effect as a “NO” vote for the charter amendments and the reclassification transaction proposal.

Q:            Who pays for the solicitation of proxies?

A:            This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of Legends Financial who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons. Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection. We have not retained any outside party to assist in the solicitation of proxies.

Q:            When are shareholders proposals for the 2007 annual meeting due?

A:            Proposals by shareholders to be considered for inclusion in the proxy materials solicited by our board of directors for the annual meeting in 2007 must be received by our corporate secretary, Lee Pedigo, at Legends Financial no later than •, 2006. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended.

If a shareholder, rather than placing a proposal in our proxy materials as discussed above, commences his or her own proxy solicitation for the 2007 annual meeting or seeks to nominate a candidate for election or propose business for consideration at such meeting, the shareholder must notify Legends Financial of such proposal at the address above by or before •, 2007. If notice is not received by this date, we may exercise discretionary voting authority as to that matter under proxies solicited for the 2007 annual meeting.

PROPOSAL 3. ELECTION OF DIRECTORS

Our certificate of incorporation divides the board of directors into three classes, as nearly equal in number as possible. Directors within each class are elected to serve three-year terms and one-third of the directors sit for election at each annual meeting of shareholders. James D. Amos, David Nussbaumer, F. Gene Washer and Ralph D. Weiland are nominated to serve as directors in Class I and, if elected, will serve as directors until the 2009 annual shareholder meeting. Mark R. Barnett, Dwight Dickson, Ronald Goad and Jimmy Terry, Sr. have been elected to serve as directors in Class II until the 2007 annual meeting of shareholders. Billy P. Atkins, Thomas E. Bates, Jr., Dick Littleton and Pravin C. Patel are in Class III and have been elected to serve as directors in Class III until the 2008 annual shareholder meeting. Under our Bylaws, the affirmative vote of a plurality of all the votes cast at the annual meeting, assuming a quorum is present, is sufficient to elect a director.

Unless otherwise directed in the proxy, the person named in the enclosed proxy, or his substitute, will vote such proxy for the election of the four nominees listed below as directors for a three-year term and until their respective successors are duly elected and qualify. If any nominee at the time of election is unavailable to serve, a contingency not presently anticipated, it is intended that the person named in the proxy, or his substitute, will vote for an alternate nominee who will be designated by our board. Proxies may be voted only for the nominees named or such alternates.

The following table sets forth the nominees and the other present members of our board of directors. With respect to each such person, the table sets forth the age, principal occupation, position presently held with Legends Financial and the year in which the person became a director.

CLASS I NOMINEES FOR ELECTION
(TERMS EXPIRING 2009)

Name of Nominee	Age	Director Since

James D. Amos	70	1999	*

David Nussbaumer	73	1999	*

F. Gene Washer	65	1999	*

Ralph D. Weiland	61	1999	*

INCUMBENT CLASS II DIRECTORS
(TERMS EXPIRING 2007)

Name of Director	Age	Director Since

Mark R. Barnett	48	1999	*

Dwight Dickson	68	1999	*

Ronald Goad	46	1999	*

Jimmy Terry, Sr.	68	1999	*

* Includes time served on the Legends Bank board of directors

INCUMBENT CLASS III DIRECTORS
(TERMS EXPIRING 2008)

Name of Director	Age	Director Since

Billy P. Atkins	63	1999	*

Thomas E. Bates, Jr.	42	1999	*

Dick Littleton	57	1999	*

Pravin C. Patel	55	1999	*

Set forth below is a brief description of the principal occupation and position presently held with Legends Financial of each nominee and incumbent director:

James D. Amos, director of Legends Financial and director/Vice Chairman of Legends Bank.

Mr. Amos is an owner, developer and licensed general contractor of various commercial real estate properties in the Clarksville area. He received his B.S. degree from Belmont University, Nashville Tennessee in 1958.

David Nussbaumer, director of Legends Financial and director/Chairman of Legends Bank.

Mr. Nussbaumer has been a life insurance agent for over 40 years in the Clarksville market as well as Past President of the Clarksville Association of Life Underwriters. He has completed several courses in Charter Life Underwriters and LUTC training.

F. Gene Washer, director of Legends Financial and Legends Bank.

Mr. Washer is the Publisher and President of the Clarksville Leaf Chronicle. He received his B.S. in Sociology/Journalism in 1977 from Austin Peay State University.

Ralph Douglas Weiland, director of Legends Financial and Legends Bank.

Mr. Weiland serves as County Mayor for Montgomery County. He is a graduate of Austin Peay State University, ex-officio member of the industrial development board of Montgomery County and a member of the Clarksville Area Chamber of Commerce.

Mark R. Barnett, director of Legends Financial and Legends Bank.

Mr. Barnett has been in the Agri-Business for 30 years. He is a partner in the KY-TN Livestock Company and Barnett Farms.

Dwight Dickson, director of Legends Financial and Legends Bank.

Mr. Dickson was previously employed with Mann, Smith and Cummings Insurance Company, Inc. in insurance sales and currently employed by The Innovations Group Realty in commercial real estate sales.

Ronald A. Goad, director of Legends Financial and Legends Bank.

Mr. Goad is the co-owner of Goad Construction Company which specializes in the development and construction of residential property.

Pastor Jimmy Terry, Sr., director of Legends Financial and Legends Bank.

Pastor Terry is the founder of the Tabernacle Baptist Church. In 1977, he graduated from the American Baptist College, Nashville, Tennessee.

Billy P. Atkins, director/Chairman/Chief Executive Officer of Legends Financial and director/President/Chief Executive Officer of Legends Bank.

Mr. Atkins has completed several banking courses with the American Institute of Banking and the Tennessee Bankers Association. He is a graduate of the Tennessee Bankers Association Consumer School and Commercial Lending School, and a past trustee of the Tennessee Bankers Association Consumer Lending School. Mr. Atkins also graduated from The School of Banking of the South at LSU in 1977.

Thomas E. Bates, Jr., director and Executive Vice President and Chief Financial Officer of Legends Financial and Legends Bank.

Mr. Bates has a B.A. and MBA in finance from Middle Tennessee State University.

Dick Littleton, director of Legends Financial and Legends Bank.

Mr. Littleton is an Affiliate Broker with Prudential Professional Realty, Inc., receiving state and national recognition. He received his B.A. in 1968 from Austin Peay State University and his MA in Education in 1973.

Pravin C. Patel, director of Legends Financial and Legends Bank.

Mr. Patel received his B.S. in Electrical Engineering in 1973 from San Francisco State University. Mr. Patel is co-owner of the following hotels: Midtown Inn, Clarksville, Tennessee; Days Inn, Clarksville, Tennessee; Red Roof Inn, Clarksville, Tennessee; Comfort Inn, Villa Rica, Georgia; Royal Inn, Anniston, Alabama; Econo Lodge, Clarksville, Tennessee; Comfort Inn, Oxford, Alabama; and Best Western Inn, Winchester, Tennessee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

There are no family relationships among the members of our board of directors. None of our directors is a director of any other company that has a class of securities registered under the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

Our board of directors has the power to appoint our officers. Each officer will hold office for such term as may be prescribed by our board of directors and until such person’s successor is chosen and qualified or until such person’s death, resignation, or removal. In addition to Messrs. Atkins and Bates, each of whom is described above, the following is the other executive officer of Legends Financial.

Executive Officer	Age

Janet J. Roberts	50

Janet J. Roberts serves as the Senior Vice President and Cashier since the formation of Legends Bank. She attended Austin Peay State University and graduated from the Graduate School of Banking University of Wisconsin — Madison in 1998.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Role of the Board

Pursuant to Tennessee law, our business, property and affairs are managed under the direction of our board of directors. Our board of directors has responsibility for establishing broad corporate policies and for our overall performance and direction but is not involved in day-to-day operations. Members of the board of directors keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2005 Board Meetings

During 2005 our board of directors held five meetings. All of our board members attended at least 75% of our board meetings.

Attendance at Annual Shareholders Meeting

All directors are expected to attend the annual shareholders meeting and their attendance is recorded in the minutes. All board members attended the annual shareholders meeting last year.

Board Committees

The board of directors has a loan review/audit committee, a human resources committee, an executive loan committee, an investment/ALCO committee and an executive committee.

•                  The loan review/audit committee, consisting of Messrs. Littleton, Nussbaumer, Washer and Weiland, is responsible for the review and evaluation of our internal controls and accounting procedures. It also periodically reviews audit reports with our independent auditors and recommends the annual appointment of auditors. The loan review/audit committee met eight times during 2005. All committee members attended at least 75% of the meetings.

•                  The human resources committee is composed of Messrs. Dickson, Patel, Terry, Washer and Littleton. The human resources committee establishes salary and compensation guidelines for our employees and sets executive compensation. The human resources committee met two times during 2005. All committee members attended at least 75% of the meetings.

•                  The executive loan committee consists of Messrs. Amos, Atkins, Bates, Nussbaumer, Patel and Weiland. The executive loan committee is responsible for credit approval of loans over the executive management limits. The executive loan committee met 24 times during 2005. All committee members attended at least 75% of the meetings.

•                  The investment/ALCO committee, consists of Messrs. Amos, Atkins, Bates, Goad, Washer and Weiland. The investment/ALCO committee is responsible for approving and reviewing the investment portfolio of the Bank. The investment/ALCO committee met four times in 2005. All committee members attended at least 75% of the meetings.

•                  The executive committee, consisting of Messrs. Amos, Atkins, Bates, Nussbaumer and Washer, is responsible for a wide variety of functions for the board of directors and acts for and on behalf of the full board of directors when the board of directors is not in session. The executive committee met one time in 2005. All committee members attended at least 75% of the meetings.

We currently do not have a standing nominating committee because of the long tenure of our current directors, because a majority of the members of our board of directors are independent and because the company has determined that the entire board of directors itself adequately serves the function of a nominating committee.

Our board of directors had determined that all of the directors, other than Messrs. Atkins and Bates, are independent under the NASD listing requirements. Vacancies on our board may be filled by a majority of the remaining directors.

With respect to the nominating process, our board discusses and evaluates possible candidates in detail. Our board selects new nominees for the position of an independent director based on the following criteria:

•                  Personal qualities and characteristics, experience, accomplishments and reputation in the business community.

•                  Current knowledge and contacts in Clarksville and in the banking industry or other industries relevant to the Legends Financial’s business.

•                  Diversity of viewpoints, background, experience and other demographics.

•                  Ability and willingness to commit adequate time to board and committee matters.

•                  The fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective and responsive to its duties and responsibilities.

The board does not set specific, minimum qualifications that nominees must meet in order for the board to select them as nominees, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Legends Financial and the composition of the board of directors.

Once a candidate is identified whom the board wants seriously to consider and move toward nomination, the Chairman of the board, the Chief Executive Officer and/or other directors will enter into a discussion with that nominee.

Shareholder Nominations of Directors

Our board of directors will consider nominees recommended by shareholders, and any such nominee is given appropriate consideration in the same manner as other nominees using the same criteria described above and considering the additional information referred to below. Shareholders who wish to submit nominees for director for consideration by the board for election may do so by submitting in writing such nominees’ names in compliance with the procedures as described below, to the Chairperson of the board, in care of our Corporate Secretary. A shareholder’s nomination must contain:

•      A statement that the writer is a shareholder and is proposing a candidate for consideration by the board;

•      The name of and contact information for the candidate;

•      A statement of the candidate’s business and educational experience;

•      Information regarding each of the factors listed above, sufficient to enable the board to evaluate the candidate;

•      A statement detailing any relationship or understanding between the proposing shareholder and the candidate;

•      A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

•      A statement of the number of shares of our common stock that the nominating shareholder holds of record or in which shareholder has a beneficial interest and the number of such shares that have been held for more than one year.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors since our 2005 annual shareholders meeting. We do not pay a fee to any third party to identify or evaluate or assist in the identification or evaluation of potential nominees to our board. All directors are expected to attend the annual meeting and their attendance is recorded in the minutes.

Director Compensation

All directors serve on both the Legends Financial board of directors and the Legends Bank board of directors. Total compensation for each of the directors for service on the Legends Bank’s board of directors consists of a $6,000 annual retainer fee, $250 for each meeting attended and $150 for each committee meeting attended and for service on our board of directors consists of $250 for each meeting.

Shareholder Communication with the Board of Directors

Shareholders desiring to communicate with our board of directors on matters other than director nominations should submit their communication in writing to the Chairperson of the board of directors, c/o Corporate Secretary, Legends Financial Holdings, Inc., 310 North First Street, Clarksville, Tennessee 37040 and identify themselves as a shareholder. The Corporate Secretary will forward all such communication to the Chairperson of our board for a determination as to how to proceed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Some directors and officers of Legends Financial and Legends Bank and members of their immediate family are customers of Legends Bank and have had and expect to have loan transactions with Legends Bank in the ordinary course of business. In addition, some of the directors and officers of Legends Bank are, at present, as in the past, affiliated with businesses which are customers of Legends Bank and which have had and expect to have loan transactions with Legends Bank in the ordinary course of business. These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties. In the opinion of our board of directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features. In addition, no loan to an officer or director exceeds 10% of equity capital.

In the normal course of business, Legends Bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $1,760,000 as of December 31, 2005 or 10.14% of shareholders’ equity, $2,092,000 as of December 31, 2004 or 13.31% of shareholders’ equity, and $2,097,000 as of December 31, 2003 or 14.8% of shareholders’ equity.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2005, with the exception of the following late filings:  (a) Mr. Pravin Patel was late filing a Form 4 with respect to three (3) transactions, which were subsequently reported on a Form 4; (b) Mr. James Amos was late filing a Form 4 with respect to three (3) transactions, which were subsequently reported on a Form 4; (c) Mr. Billy Atkins was late filing a Form 4 with respect to two (2) transactions, which were subsequently reported on a Form 4; (d) Mr. Ronald Goad was late filing a Form 4 with respect to two (2) transactions, which were subsequently reported on a Form 4; (e) Ms. Janet Roberts was late filing a Form 4 with respect to two (2) transactions, which were subsequently reported on a Form 4; (f) Mr. Mark Barnett was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; (g) Mr. Jimmy Terry, Sr. was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; (h) Mr. Ralph Weiland was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; (i) Mr. Thomas Bates was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; (j) Mr. William Dickinson was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; (k) Mr. Dick Littleton was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; (l) Mr. David Nussbaumer was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4; and (m) Mr. F. Gene Washer was late filing a Form 4 with respect to one (1) transaction, which was subsequently reported on a Form 4.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate compensation paid by Legends Bank to its President and Chief Executive Officer, its Chief Financial Officer and its Senior Vice President and Cashier for services rendered in all capacities during the years ended December 31, 2005, 2004 and 2003. No other executive officer’s compensation exceeded $100,000 during such years.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary ($ )	Bonus ($ )	Other Annual Compensation ($)(1)

Billy P. Atkins	2005	$177,000	$49,500	$28,566
President and	2004	$165,000	$30,000	$26,630
Chief Executive Officer	2003	$150,000	$27,200	$22,927

Thomas E. Bates, Jr.	2005	$142,000	$39,000	$24,434
Executive Vice President and	2004	$130,000	$23,400	$21,898
Chief Financial Officer	2003	$117,000	$18,375	$20,772

Jan Roberts	2005	$93,500	$25,500	$9,578
Senior Vice President	2004	$85,000	$13,500	$8,630
and Cashier	2003	$67,760	$9,150	$7,168

(1)                                Other compensation includes 401(k) match, director fees for Legends Financial and Legends Bank, club dues, automobile use and group term life insurance.

The following table sets forth information regarding the grant of options for our common stock to our executive officers during the year ended December 31, 2005:

Option Grants in Fiscal Year 2005
(Individual Grants)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or base price ($/Sh)	Expiration Date

Billy P. Atkins	4,000	10.53%	$17.00	01/18/15
Thomas E. Bates	4,000	10.53%	$17.00	01/18/15
Jan Roberts	4,000	10.53%	$17.00	01/18/15

The following table sets forth information regarding the exercise of stock options during 2005 and the option values as of December 31, 2005 for our executive officers.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying		Value of Unexercised In-The-
	Shares	Value	Unexercised		Money
	Acquired on	Realized	Options at FY-End 2005 (#)		Options at FY-End 2005 ($) (1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Billy P. Atkins	3,949	$36,617.83	39,551	—	$295,453	$—
Thomas E. Bates	6,000	$52,020.00	46,160	—	$392,407	$—
Jan Roberts	—	—	31,120	—	$234,290	$—

(1)           Dollar values were calculated by determining the difference between the price of the common stock on December 31, 2005 ($23.00) per share and the exercise price of such options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The human resources committee consists of Dwight Dickson, Pravin C. Patel, Jimmy Terry, Sr., F. Gene Washer and Dick Littleton. No member of the compensation committee is a current officer or employee of Legends Financial or Legends Bank. None of our executive officers has served as a director or member of the compensation committee of any other entity whose executive officers served on our board of directors or the human resources committee.

PROPOSAL 4. RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS LEGENDS FINANCIAL’S INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 2006.

The audit committee has appointed Maggart & Associates, P.C. as our independent accountants and auditors for fiscal 2006. Maggart & Associates, P.C. served as our independent accountants and auditors since 1999. Representatives of the firm will be present at the annual meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The appointment of Maggart & Associates, P.C. as our independent accountants and auditors for fiscal year 2006 will be ratified if the votes cast in favor of the matter exceed the votes cast against the matter.

Audit Fees

The aggregate fees billed by Maggart & Associates, P.C. for audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB for fiscal years 2005 and 2004 were $63,800 and $59,800, respectively.

Audit-Related Fees

The aggregate fees billed by Maggart & Associates, P.C. for professional services rendered in fiscal years 2005 and 2004 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but not reported under the Audit Fees section above were $17,200 and $5,200, respectively.

Tax Fees

The aggregate fees billed by Maggart & Associates, P.C. in fiscal years 2005 and 2004 for professional services for tax compliance, tax advice and tax planning were $3,000 and $12,800, respectively.

All Other Fees

In fiscal year 2005, in addition to the fees described above, the aggregate fees billed by Maggart & Associates, P.C. for all other professional services, which principally related to assistance with corporate matters and meetings on new accounting pronouncements, were $12,800. In 2004, Maggart & Associates, P.C. billed $4,900 for assistance with corporate matters and meetings on new accounting pronouncements.

The Audit Committee approved the above services to be performed by Maggart & Associates, P.C. for the current year ended.

The Audit Committee has adopted pre-approval policies and procedures for audit and non-audit services to be performed by Maggart & Associates, P.C., as the registered public accounting firm that performs the audit of our consolidated financial statements that are filed with the SEC. All services by Maggart & Associates must be pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” RATIFICATION OF THE APPOINTMENT OF MAGGART & ASSOCIATES, P.C. AS OUR INDEPENDENT ACCOUNTANTS AND AUDITORS FOR FISCAL 2006.

AUDIT COMMITTEE REPORT

The Loan Review/Audit Committee consists of Messrs. Littleton, Nussbaumer, Washer and Weiland. During 2005 the Loan Review/Audit Committee held eight meetings. Each member meets the independence standard requirements set forth under Rule 4200(a)(15) of the NASD’s listing standards. The Loan Review/Audit Committee does not have a charter under which it operates.

The board of directors has determined that Messrs. Weiland and Washer are audit committee financial experts, as that term is defined in Item 401(e)(2) of Regulation S-B. Mr. Weiland received his B.S. in Business and for 20 years served as Chief Financial Officer of K-12 public schools with an annual budget in excess of $100 million. Since 1997 Mr. Weiland has served as county executive of Montgomery County, Tennessee, which has an annual budget in excess of $200 million. Mr. Washer is President of the Clarksville Leaf Chronicle, which has over $16 million in revenues. He supervises a controller and an accounting department of ten people. For 20 years Mr. Washer has reviewed all functions of the company with the controller on a weekly basis and participates annually in the audit review of company. Messrs. Weiland and Washer meet in all respects, the independence requirements of the NASD listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules of the SEC promulgated thereunder.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this proxy statement, in whole or in part, the following Audit Committee Report and the statements regarding the independence of the members of the Committee shall not be incorporated by reference into any such filings.

The Audit Committee oversees Legends Financial’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Legends Financial’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Legends Financial, including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with Legends Financial’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Legends Financial’s internal controls, and the overall quality of Legends Financial’s financial reporting.

While each member of the Audit Committee has the broad level of general financial experience required to serve on the Committee, and while the board of directors has determined that Messrs. Weiland and Washer are audit committee financial experts, as that term is defined in Item 401(e)(2) of Regulation S-B, none of the members of the Committee devote specific attention to the narrower fields of auditing or accounting or are professionally engaged in the practice of auditing or accounting, nor are they experts in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements are presented in accordance with generally accepting accounting principles or that our auditors are in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the SEC. The Audit Committee and the board of directors have also recommended, subject to shareholder approval, the selection of Legends Financial’s independent accountants and auditors.

Submitted by the Audit Committee of the board of directors.

Audit Committee

Dick Littleton
David Nussbaumer
F. Gene Washer
Ralph D. Weiland

SELECTED HISTORICAL FINANCIAL INFORMATION (UNAUDITED)

Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “Annual Report”) and from our unaudited financial statements included in our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 (the “Quarterly Report”) and from other information and data contained in the Annual Report and the Quarterly Report. More comprehensive financial information is included in the Annual Report and the Quarterly Report. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report, the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report and in all other information filed with the Securities and Exchange Commission, copies of which may be obtained as set forth below under the caption “Other Matters - Where You Can Find More Information” on page 63.

The following schedule presents the results of operations, cash dividends declared, total assets, stockholder’s equity and per share information for Legends Financial Holdings, Inc. for the quarters ended March 31, 2006 and 2005 and for each of the five years ended December 31, 2005:

LEGENDS FINANCIAL HOLDINGS, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)

	In Thousands, Except Per Share Information
	For the Period Ended March 31, 2006	For the Period Ended March 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001
CONSOLIDATED BALANCE SHEETS:
End of period:
Total assets	$239,436	$184,871	$229,761	185,124	150,035	114,534	90,026
Loans, net	$152,960	$130,070	$151,225	128,334	103,794	76,901	62,056
Securities, at market	$59,734	$39,829	$46,623	37,580	31,944	24,198	19,377
Deposits	$209,067	$159,524	$199,678	154,975	129,816	94,971	73,438
Stockholders’ equity	$17,913	$16,143	$17,350	15,713	14,140	13,847	13,070

CONSOLIDATED STATEMENTS OF EARNINGS:
Interest income	$3,773	$2,556	$11,543	8,854	6,954	6,083	5,843
Interest expense	1,530	698	3,942	2,162	1,748	2,035	2,784
Net interest income	2,243	1,858	7,601	6,692	5,206	4,048	3,059

Provision for possible loan losses	90	60	305	440	361	703	307
Net interest income after provision for
possible loan losses	2,153	1,798	7,296	6,252	4,845	3,345	2,752
Non-interest income	405	391	1,935	1,582	998	757	593
Non-interest expense	1,745	1,440	6,135	5,532	4,605	3,557	2,846

Earnings before income taxes	813	749	3,096	2,302	1,238	545	499

Income tax benefit (expense)	(294)	(260)	(1,011)	(696)	(409)	49	—

Net earnings	$519	$489	$2,085	1,606	829	594	499

Comprehensive earnings	$438	$245	$1,829	1,618	476	707	588

PER SHARE DATA (1):
Basic earnings per common share	$0.36	$0.35	$1.47	1.15	0.60	0.43	0.36

Diluted earnings per common share	$0.35	$0.34	$1.42	1.12	0.59	0.43	0.36

Cash dividends per share	$—	$—	$0.30	0.20	0.15	-	-

Book value per share, end of year	$12.48	$11.34	$12.16	11.16	10.23	10.04	9.54

RATIOS:
Return on average stockholders’ equity	11.85%	12.42%	12.78%	10.98%	5.97%	4.46%	3.92%

Return on average assets	0.82%	1.06%	1.05%	0.96%	0.63%	0.57%	0.62%

Average stockholders’ equity to average
assets	6.88%	8.54%	8.23%	8.78%	10.64%	12.88%	15.86%

Earnings to fixed charges	813.16%	1,112.16%	883.80%	1,422.99%	1,539.53%	673.68%	472.39%

(1)           On September 17, 2002, the stockholders approved a split stock effected in the form of a 1 for 5 stock dividend. All data with respect to per share information for prior periods has been retroactively adjusted to reflect this transaction.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The summary pro forma balance sheet data is based on historical data, adjusted to give effect to the conversion of 326,755 shares of common stock (which constitute the shares held by those holders of shares of common stock between 500 and 1,499) into shares of Class A stock and the conversion of 58,211 shares of common stock (which constitute the shares held by those holder of fewer than 500 shares of common stock) into shares of Class B stock in the classification transaction. The pro forma balance sheet data is based on the assumption that an aggregate of 326,755 shares of common stock will be converted into an equal number of shares of Class A stock, an aggregate of 58,211 shares of common stock will be converted into an equal number of shares of Class B stock and that expenses of $80,000 will be incurred in the reclassification transaction. We have assumed that all of the cash required for the expenses of the transaction was paid from available cash. We have not adjusted the pro forma income statement data for the effects of the anticipated cost savings estimated at $120,000 per year that we expect as a result of the transaction, since the most significant expense relates to implementation of Section 404 of the Sarbanes-Oxley Act. The expense of the current filings of Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Proxy Statements required by Regulation 14A and current reports on Form 8-K are immaterial.

The following summary unaudited consolidated financial information gives effect to the reclassification transaction as if it had occurred on January 1, 2006 for the three months ended March 31, 2006 information and January 1, 2005 for the year ended December 31, 2005 information. The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

LEGENDS FINANCIAL HOLDINGS, INC.
Consolidated Pro Forma Balance Sheet
March 31, 2006
(In Thousands, Except Per Share and Ratio Data)

		Pro Forma Adjustments
		Debit		Credit		Pro Forma

ASSETS

Loans, net of allowance for loan losses of $1,841,000	$152,960					$152,960
Securities available-for-sale, at market (amortized cost $60,575,000)	59,734					59,734
Federal funds sold	4,146					4,146
Restricted equity securities	790					790
Interest-bearing deposit in financial institution	2,094					2,094
Total earning assets	219,724					219,724

Cash and due from banks	9,778			49	(2)	9,729
Bank premises and equipment, net of accumulated depreciation	7,216					7,216
Accrued interest receivable	1,116					1,116
Deferred tax asset, net	576					576
Other real estate	583					583
Other assets	290					290
Goodwill	153					153

Total Assets	$239,436					$239,387

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$209,067					$209,067
Accrued interest payable	567					567
Securities sold under repurchase agreements	2,021					2,021
Advances from Federal Home Loan Bank	9,252					9,252
Accounts payable and other liabilities	317					317
Income taxes payable	299					299
Total liabilities	221,523					221,523

Stockholders’ equity:
Preferred stock, no par value, authorized 1,000,000 shares, no shares issued	—					—
Common stock, par value $1.00 per share, 2,000,000 shares authorized and 1,435,064 shares issued and outstanding prior to reclassification	1,435	385	(1)			1,050
Class A stock, par value $1.00 per share, 1,000,000 shares authorized, 326,755 issued	—			327	(1)	327
Class B stock, par value $1.00 per share, 1,000,000 shares authorized, 58,211 shares issued	—			58	(1)	58
Additional paid-in capital	12,828					12,828
Retained earnings	4,170	49	(2)			4,121
Net unrealized losses on available-for-sale securities, net of income taxes of $321,000	(520)					(520)
Total stockholders’ equity	17,913					17,864

Total liabilities and stockholders’ equity	$239,436					$239,387

(1)           To record the reclassification of Class A and B stock.

(2)           To record expenses of reclassification of $80,000, net of taxes of $31,000.

Book value Per Common, Class A and Class B Share	$12.48	$12.45

Capital Ratios:
Total Risk-Based Capital	10.45%	10.42%
Tier 1 Risk-Based Capital	9.44%	9.41%
Leverage Ratio	7.11%	7.09%

LEGENDS FINANCIAL HOLDINGS, INC.
Consolidated Pro Forma Statement of Earnings
For The Three Months Ended March 31, 2006
(In Thousands – Except Per Share Data and Ratio)

	Three Months Ended March 31,	Pro Forma Adjustments
	2006	Debit	Credit	Pro Forma (1)

Interest income:
Interest and fees on loans	$2,868			$2,868
Interest and dividends on securities:
Taxable securities	446			446
Tax exempt from Federal income taxes	162			162
Interest and dividends on restricted equity securities	9			9
Interest on federal funds sold	178			178
Interest-bearing deposit in financial institution	110			110
Total interest income	3,773			3,773

Interest expense:
Interest on negotiable order of withdrawal accounts	298			298
Interest on money market demand and savings accounts	501			501
Interest on certificates of deposit	617			617
Interest on Federal funds purchased	1			1
Interest on advances from Federal Home Loan Bank	19			19
Interest on securities sold under repurchase agreements	94			94
Total interest expense	1,530			1,530

Net interest income	2,243			2,243

Provision for loan losses	90			90

Net interest income after provision for loan losses	2,153			2,153

Non-interest income	405			405

Non-interest expense	1,745			1,745

Earnings before income taxes	813			813

Income taxes	294			294

Net earnings	$519			$519

Basic earnings per common, class A and class B share	$0.36			$0.36

Diluted earnings per common, class A and class B share	$0.35			$0.35

Ratio of earnings to fixed charges	813.16%			813.16%

Dividends per share:
Common shares	$—			$—

Class A shares	$—			$—

Class B shares	$—			$—

(1)           The proposed transaction would not have a material effect on the historical income statement as all transaction costs would be financed with existing non-interest bearing cash. Most of the anticipated savings will occur on a prospective basis.

LEGENDS FINANCIAL HOLDINGS, INC.
Consolidated Pro Forma Statement of Earnings
For The Year Ended December 31, 2005
(In Thousands – Except Per Share and Ratio Data)

	Year Ended December 31,	Pro Forma Adjustments
	2005	Debit	Credit	Pro Forma (1) (2)

Interest income:
Interest and fees on loans	$9,788			$9,788
Interest and dividends on securities:
Taxable securities	1,148			1,148
Tax exempt from Federal income taxes	509			509
Interest and dividends on restricted equity securities	32			32
Interest on federal funds sold	66			66
Total interest income	11,543			11,543

Interest expense:
Interest on negotiable order of withdrawal accounts	732			732
Interest on money market demand and savings accounts	694			694
Interest on certificates of deposit	2,121			2,121
Interest on Federal funds purchased	22			22
Interest on advances from Federal Home Loan Bank	327			327
Interest on securities sold under repurchase agreements	46			46
Total interest expense	3,942			3,942

Net interest income	7,601			7,601

Provision for loan losses	305			305

Net interest income after provision for loan losses	7,296			7,296

Non-interest income	1,935			1,935

Non-interest expense	6,135			6,135

Earnings before income taxes	3,096			3,096

Income taxes	1,011			1,011

Net earnings	$2,085			2,085

Basic earnings per common Class A and Class B share	$1.47			$1.47

Diluted earnings per common Class A and Class B share	$1.42			$1.42

Ratio of earnings to fixed charges	883.80%			883.80%

Dividends per share:
Common shares	$0.30			$0.30

Class A shares	$—			$0.31

Class B shares	$—			$0.32

(1)           The proposed transaction would not have a material effect on the historical income statement as all transaction costs would be financed with existing non-interest bearing cash. Most of the anticipated savings will occur on a prospective basis.

(2)           Proforma dividends per share are based upon paying a 3% premium to the Class A shareholders and 5% premium to Class B shareholders.

MARKET PRICE OF LEGENDS FINANCIAL HOLDINGS, INC.
COMMON STOCK AND DIVIDEND INFORMATION

Market for Common Stock

Our common stock is not traded through an organized exchange nor is there a known active trading market. At December 31, 2005, the number of shareholders of record was 952 and there was also outstanding options to purchase 197,139 shares of common stock, all of which are currently exercisable.

The following table shows the quarterly range of high and low sale prices for our common stock during the fiscal years 2004 and 2005. These sale prices represent known transactions and do not necessarily represent all trading transactions for the periods.

Year		High	Low

2004:	First Quarter	$18.00	$18.00
	Second Quarter	$19.00	$18.00
	Third Quarter	$19.00	$19.00
	Fourth Quarter	$20.00	$19.00
2005	First Quarter	$21.00	$20.00
	Second Quarter	$20.00	$20.00
	Third Quarter	$22.00	$20.00
	Fourth Quarter	$23.00	$22.00

Dividends

The payment of dividends is subject to the discretion of our board of directors. Our ability to pay dividends is dependent on cash dividends paid to us by Legends Bank. The ability of Legends Bank to pay dividends to us is restricted by applicable regulatory requirements. Our board of directors declared a $0.30 per share dividend on the outstanding shares of our common stock on January 18, 2005 and declared a $0.20 per share dividend on the outstanding shares of our common stock on February 27, 2004. No assurances can be given that any dividend will be declared or, if declared, what the amount of such dividend would be or whether such dividends would continue in future periods.

Securities Authorized for Issuance Under Equity Compensation Plans

In December 1998, the board of directors of Legends Bank approved the Legends Bank 1998 Stock Option Arrangement (the “1998 Arrangement”). In April 2001, the board of directors of Legends Bank approved the 2001 Stock Option Plan (the “2001 Plan”). Our shareholders have also approved Legends Bank 1998 Stock Option Arrangement and 2001 Stock Option Plan. Legends Financial exchanged its options with the holders of Legends Bank stock options under the 1998 Arrangement and the 2001 Plan on an option-for-option basis. Thus, options that were outstanding under the 1998 Arrangement and the 2001 Plan have been exchanged for options under Legends Financial’s Stock Option Plan.

Prior Public Offerings and Stock Purchases

We have not made an underwritten public offering of our common stock during the past three years. Also, we have made no purchases of shares of our common stock during the past two years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of shares of our common stock beneficially owned by (i) directors and executive officers of Legends Financial, and (ii) directors and executive officers of Legends Financial as a group. Other than Billy P. Atkins, there is no person known to Legends Financial to be the beneficial owner of more than 5% of the outstanding common stock of Legends Financial. The information shown in this table is based on information provided to Legends Financial as of February 24, 2006.

No change of control of Legends Financial has occurred since the beginning of 2005. There are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of Legends Financial.

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares (#)	Percentage of Outstanding Common Stock (%)(2)(3)	Percentage of Outstanding Common Stock Post Reclassification Ownership (%)(4)

James D. Amos(5)	51,651	3.08%	4.01%
1800 Business Park Dr, Clarksville, TN 37043

Billy P. Atkins(6)	89,881	5.37%	6.97%
310 N. First St, Clarksville, TN 37040

Mark Ray Barnett(7)	20,228	1.21%	1.57%
1272 Manning Gate Rd, Clarksville, TN, 37042

Thomas E. Bates Jr.(8)	60,290	3.60%	4.68%
310 N. First St, Clarksville, TN 37040

William Dwight Dickson(9)	18,548	1.11%	1.44%
3000 Spring Creek Village Rd, Clarksville, TN, 37040

Ronnie Alan Goad(10)	22,909	1.37%	1.78%
656 Hay Market Dr, Clarksville, TN, 37043

Dick Wright Littleton(11)	20,395	1.22%	1.58%
4400 Hargrove-Marable Rd, Palmyra, TN, 37142

David P. Nussbaumer(12)	19,328	1.15%	1.50%
248 Richaven Rd, Clarksville, TN, 37043

Pravin Chhagan Patel(13)	47,634	2.84%	3.70%
27 Huntington Dr, Clarksville, TN, 37043

Jan Roberts(14)	49,066	2.93%	3.81%
310 N. First St, Clarksville, TN 37040

Jimmy Terry Sr.(15)	15,437	0.92%	1.20%
303 Hundred Oaks Dr, Clarksville, TN, 37043

Francis Gene Washer(16)	23,340	1.39%	1.81%
647 Cornwall Rd, Clarksville, TN, 37043

Ralph D. Weiland(17)	11,225	0.67%	.87%
1953 Norwood Trail, Clarksville, TN, 37043

Directors & Officers as a Group (13 persons)	449,932	26.86%	34.91%

(1)	Business Address
(2)	Based upon 1,429,619 shares of Legends Financial’s common stock issued and outstanding as of February 24, 2006.
(3)

Shares of common stock that each director and executive officer and employee has the right to acquire within 60 days of December 31, 2005 are deemed outstanding for computing the percentage ownership of the directors and executive officers. These total 245,384 exercisable stock options.

(4)	Based upon an estimated 1,043,303 shares of Legends Financials common stock to be issued and outstanding following the reclassification transaction.
(5)

Includes 42,251 shares held in the James D. Amos Trust dated October 24, 1996, 1,200 shares owned by Mr. Amos’ wife, and 8,200 exercisable stock options. Mr. Amos disclaims beneficial ownership of those 1,200 shares owned by his wife.

(6)

Includes 7,000 shares held jointly with Mr. Atkins’ wife, 39,700 shares in an IRA, 2,500 shares held by his wife, 1,130 shares held jointly with his daughter and granddaughter, and 39,551 exercisable stock options.

(7)

Includes 8,728 shares jointly held with Mr. Barnett’s wife, 1,800 shares jointly held in custodian accounts for minor children over which Mr. Barnett and his wife have sole voting investment power and 9,700 exercisable stock options.

(8)

Includes 7,800 shares held in Mr. Bates’ IRA, 1,320 shares held in wife’s IRA to which Mr. Bates disclaims beneficial ownership, 210 shares held in custodial accounts for minor children over which Mr. and Mrs. Bates have sole voting investment power, and 46,160 exercisable stock options.

(9)	Includes 6,000 shares held in Mr. Dickson’s IRA, 2,360 shares held jointly with Mr. Dickson’s wife, and 10,188 exercisable stock options.
(10)

Includes 14,593 shares jointly held with Mr. Goad’s wife, 324 shares held in Mr. Goad’s IRA, 1,020 shares held in Mr. Goad’s wife’s IRA to which Mr. Goad disclaims beneficial ownership, 4,772 shares held in custodial accounts for minor children over which Mr. and Mrs. Goad have sole voting investment power, and 2,200 exercisable stock options.

(11)	Includes 12,195 shares held jointly with Mr. Littleton’s wife and 8,200 exercisable stock options.
(12)	Includes 11,128 shares held jointly with Mr. Nussbaumer’s wife and 8,200 exercisable stock options.
(13)

Includes 19,000 shares held in the Pravin Patel Irrevocable Trust, 3,745 shares held in Mr. Patel’s IRA, 3,600 shares held jointly with Mr. Patel’s wife, 3,141 shares held in Mr. Patel’s wife’s IRA to which Mr. Patel disclaims beneficial ownership, 12,148 shares held jointly with his children to which Mr. Patel disclaims beneficial ownership, and 6,000 exercisable stock options.

(14)

Includes 720 shares held in Ms. Roberts’ IRA, 14,520 shares held jointly with Ms. Roberts’ husband, 2,706 shares held jointly with children to which Ms. Roberts disclaims beneficial ownership, and 31,120 exercisable stock options.

(15)	Includes 8,200 exercisable stock options.
(16)

Includes 12,000 shares held jointly with Mr. Washer’s wife, 120 shares held in custodial account for a minor child over which Mr. and Mrs. Washer have sole voting and disposition power, and 11,220 exercisable stock options.

(17)	Includes 2,605 shares held in Mr. Weiland’s IRA and 8,200 exercisable stock options.

OTHER MATTERS

Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the reclassification transaction.

Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward- looking statements is included in our current and subsequent filings with the SEC. See “- Where You Can Find More Information” below.

Where You Can Find More Information

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

Information Incorporated by Reference

In our filings with the SEC, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. The following documents are incorporated by reference herein:

•                  our Annual Report on Form 10-KSB for fiscal year ended December 31, 2005, including audited financial information.

•                  Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

We have supplied all information contained in or incorporated by reference in this document relating to Legends Financial, provided that any reference to any claim of reliance on the Private Securities Litigation Reform Act’s forward looking statement safe harbor contained in any such document is excluded, and is not incorporated herein by reference. You may have been sent some of the reports and other information incorporated by reference in this document by us, but you can also obtain any of them through the SEC at the locations described above, or through us at the address below. We will provide to you, without charge, by first class mail or other equally prompt means within one business day of any written or oral request by you, a copy of any report or other information incorporated by reference in this document by us. You should direct your request to the following address: Legends Financial Holdings, Inc., 310 North First Street, Clarksville, Tennessee 37040 Attention: Lee Pedigo, Corporate Secretary.

By order of the board of directors

                         , 2006

APPENDIX A

ARTICLES OF AMENDMENT TO THE CHARTER OF
LEGENDS FINANCIAL HOLDINGS, INC.

ARTICLES OF AMENDMENT TO THE CHARTER OF

LEGENDS FINANCIAL HOLDINGS, INC.

Adopted in accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

FIRST. The name of the corporation (the “Corporation”) is Legends Financial Holdings, Inc.

SECOND. The charter of the Corporation is hereby amended by deleting Section 2 in its entirety and inserting in lieu thereof:

Stock

(a)           Authorized Shares. The number of shares of stock the Corporation is authorized to issue is:

(1)           2,000,000 shares of Common Stock, par value of $1.00 per share;

(2)           1,000,000 shares of Class A Common Stock, par value of $1.00 per share;

(3)           1,000,000 shares of Class B Common Stock, par value of $1.00 per share;

(4)           1,000,000 shares of Preferred Stock, no par value per share.

(b)           Provisions Applicable to the Common Stock. The Common Stock shall have unlimited voting rights. There shall be no preemptive rights for holders of Common Stock.

(c)           Provisions Applicable Only to Class A Common Stock.

(1)           Voting Rights.

(i)            Each outstanding share of Class A Common Stock shall not have any voting rights, unless otherwise required by law, except that pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Class A Common Stock and Common Stock shall be considered as a single voting group and are entitled to vote and be counted together collectively and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation on the following matters:

A.            Voting on a merger or share exchange, to the extent shareholder approval is required, as described in Section 48-21-104 of the Tennessee Business Corporation Act;

B.            Voting on the sale of assets other than in the regular course of business, to the extent shareholder approval is required, as described in Section 48-22-102 of the Tennessee Business Corporation Act; and

C.            Voting on the voluntary dissolution of the Corporation, to the extent shareholder approval is required, as described in Section 48-24-102 of the Tennessee Business Corporation Act.

(2)           Dividends. Dividends shall be paid on the Class A Common Stock before paid on the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends. If dividends are paid on the Common Stock, the dividends payable on the Class A Common Stock shall be equal to 3% more than is paid on the Common Stock.

(3)           Conversion/Redemption. The Class A Common Stock shall have no conversion rights or redemption rights.

(d)           Provisions Applicable Only to Class B Common Stock.

(1)           Voting Rights. Each outstanding share of Class B Common Stock shall have only those voting rights required by law. On those matters on which the holders of the Class B Common Stock are entitled to vote, the holders have the right to one vote for each such share (together with the holders of Common Stock and not as a separate class), and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(2)           Dividends. Dividends shall be paid on the Class B Common Stock before paid on the Class A Common Stock and the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends. If dividends are paid on the Common Stock, the dividends payable on the Class B Common Stock shall be equal to 5% more than is paid on the Common Stock.

(3)           Conversion/Redemption. The Class B Common Stock shall have no conversion rights or redemption rights.

(e)           Preferred Stock. The preferred stock may be increased or decreased from time to time in accordance with the provisions of the laws of Tennessee. Except as otherwise limited by law, the Board of Directors shall be empowered to issue such stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board of Directors shall determine.

(f)            Reclassification of Common Stock.

(1)           Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns between 500 and 1,499 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class A Common Stock, on the basis of one share of Class A Common Stock per each share of Common Stock so reclassified, which shares of Class A Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(2)           Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns fewer than 500 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class B Common Stock, on the basis of one share of Class B Common Stock per each share of Common Stock so reclassified, which shares of Class B Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(3)           Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who owns 1,500 or more shares of such Common Stock shall not be reclassified and shall continue in existence as a share of Common Stock.

THIRD. These Articles of Amendment were adopted by the Board of Directors of the Corporation on                     , 2006 and by the shareholders of the Corporation on                           , 2006.

LEGENDS FINANCIAL HOLDINGS, INC.

By:
Name:
Title:

APPENDIX B

TENNESSEE DISSENTERS’ RIGHTS STATUTES

48-23-101. Chapter definitions. - As used in this chapter, unless the context otherwise requires:

(a)           “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(b)           “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

(c)           “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(d)           “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(e)           “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder’s right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(f)            “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(g)           “Shareholder” means the record shareholder or the beneficial shareholder. [Acts 1986, ch. 887, § 13.01.]

48-23-102. Right to dissent.

(a)           A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(1)           Consummation of a plan of merger to which the corporation is a party:

(A)         If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

(B)          If the corporation is a subsidiary that is merged with its parent under § 48-21-105;

(2)           Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)           Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4)           An amendment of the charter that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A)          Alters or abolishes a preferential right of the shares;

(B)           Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C)           Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D)          Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E)           Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104; or

(5)           Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(6)           A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(7)           Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters’ rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended. [Acts 1986, ch. 887, § 13.02.]

48-23-103. Dissent by nominees and beneficial owners.

(a)           A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the record shareholder’s name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter’s other shares were registered in the names of different shareholders.

(b)           A beneficial shareholder may assert dissenters’ rights as to shares of any one (1) or more classes held on the beneficial shareholder’s behalf only if the beneficial shareholder:

(1)           Submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2)           Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote. [Acts 1986, ch. 887, § 13.03.]

48-23-201. Notice of dissenters’ rights.

(a)           If proposed corporate action creating dissenters’ rights under § 48-23-102 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(b)           If corporate action creating dissenters’ rights under § 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in § 48-23-203.

(c)           A corporation’s failure to give notice pursuant to this section will not invalidate the corporate action. [Acts 1986, ch. 887, § 13.20.]

48-23-202. Notice of intent to demand payment.

(a)           If proposed corporate action creating dissenters’ rights under § 48-23-102 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must:

(1)           Deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed action is effectuated; and

(2)           Not vote the shareholder’s shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by § 48-23-201.

(b)           A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder’s shares under this chapter. [Acts 1986, ch. 887, § 13.21.]

48-23-203. Dissenters’ notice.

(a)           If proposed corporate action creating dissenters’ rights under § 48-23-102 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of § 48-23-202.

(b)           The dissenters’ notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

(1)           State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)           Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)           Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person asserting dissenters’ rights acquired beneficial ownership of the shares before that date;

(4)           Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

(5)           Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201. [Acts 1986, ch. 887, § 13.22.]

48-23-204. Duty to demand payment.

(a)           A shareholder sent a dissenters’ notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to § 48-23-203(b)(3), and deposit the shareholder’s certificates in accordance with the terms of the notice.

(b)           The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c)           A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for the shareholder’s shares under this chapter.

(d)           A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. [Acts 1986, ch. 887, § 13.23.]

48-23-205. Share restrictions.

(a)           The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.

(b)           The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action. [Acts 1986, ch. 887, § 13.24.]

48-23-206. Payment.

(a)           Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter’s  shares, plus accrued interest.

(b)           The payment must be accompanied by:

(1)           The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)           A statement of the corporation’s estimate of the fair value of the shares;

(3)           An explanation of how the interest was calculated;

(4)           A statement of the dissenter’s right to demand payment under § 48-23-209; and

(5)           A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203. [Acts 1986, ch. 887, § 13.25.]

48-23-207. Failure to take action.

(a)           If the corporation does not effectuate the proposed action that gave rise to the dissenters’ rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)           If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters’ notice under § 48-23-203 and repeat the payment demand procedure. [Acts 1986, ch. 887, § 13.27.]

48-23-208. After-acquired shares.

(a)           A corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b)           To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s  demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under § 48-23-209. [Acts 1986, ch. 887, § 13.28.]

48-23-209. Procedure if shareholder dissatisfied with payment or offer.

(a)           A dissenter may notify the corporation in writing of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate (less any payment under § 48-23-206), or reject the corporation’s offer under § 48-23-208 and demand payment of the fair value of the dissenter’s shares and interest due, if:

(1)           The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(2)           The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3)           The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b)           A dissenter waives the dissenter’s right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter’s shares. [Acts 1986, ch. 887, § 13.28.]

48-23-301. Court action.

(a)           If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)           The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)           The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)           The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)           Each dissenter made a party to the proceeding is entitled to judgment:

(1)           For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2)           For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under § 48-23-208. [Acts 1986, ch. 887, § 13.30.]

48-23-302. Court costs and counsel fees.

(a)           The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.

(b)           The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1)           The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2)           Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited. [Acts 1986, ch. 887, § 13.31.]

PRELIMINARY PROXY CARD

LEGENDS FINANCIAL HOLDINGS INC.

ANNUAL MEETING OF SHAREHOLDERS

REVOCABLE PROXY

310 North First Street	•, 2006
Clarksville, Tennessee 37040
(931) 503-1234

PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Billy Atkins or Thomas E. Bates, Jr. as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all of the shares of common stock of Legends Financial Holdings Inc., to which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Legends Bank, 310 North First Street, Clarksville, Tennessee 37040, on Tuesday, •, 2006, at 10:00 a.m. Central Daylight Savings Time, or any adjournment thereof.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON •, 2006.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE IN FAVOR OF THE PROPOSALS LISTED BELOW. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS (EXCEPT TO THE EXTENT THAT SUCH MATTERS WOULD INCLUDE SUBSTANTIVE MATTERS PRESENTED BY THE COMPANY THAT WOULD OTHERWISE BE REQUIRED TO BE SEPARATELY SET OUT BY THE COMPANY ON THE PROXY CARD).

1.     FOR ELECTION OF FOUR MEMBERS TO CLASS I OF THE BOARD OF DIRECTORS FOR A THREE YEAR TERM, STRIKE THROUGH THE NAME FOR A NO VOTE, LEAVE THE NAME UNMARKED FOR A YES VOTE, OR CIRCLE THE “A” BESIDE THE NAME TO ABSTAIN.

JAMES D. AMOS                A             F. GENE WASHER              A

DAVID NUSSBAUMER     A             RALPH D. WEILAND         A

2.     FOR APPROVAL OF AN AMENDMENT TO THE CHARTER OF LEGENDS FINANCIAL HOLDINGS, INC. TO AUTHORIZE TWO NEW CLASSES OF COMMON STOCK, ENTITLED CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     FOR APPROVAL OF THE RECLASSIFICATION OF SHARES OF COMMON STOCK HELD BY SHAREHOLDERS WHO OWN BETWEEN 500 AND 1499 SHARES INTO SHARES OF CLASS A COMMON STOCK AND SHARES OF COMMON STOCK HELD BY SHAREHOLDERS WHO OWN LESS THAN 500 SHARES INTO CLASS B COMMON STOCK.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.    AS TO THE RATIFICATION OF THE APPOINTMENT OF MAGGART AND ASSOCIATES, P.C. AS THE INDEPENDENT ACCOUNTS AND AUDITORS FOR FISCAL YEAR 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:

Signature of Shareholder

Date:

Signature of Joint Shareholder

Please mark here if you intend to attend the Annual Meeting of Shareholders.

☐ YES    ☐ NO